OPTION AGREEMENT


                                 by and between


                              T CELL SCIENCES, INC.

                                       and

                               NOVARTIS PHARMA AG

                          Dated as of October 13, 1997

                                            TABLE OF CONTENTS
                                            -----------------


ARTICLE  I       DEFINITIONS.............................................................................2


ARTICLE II       GRANT OF OPTION.........................................................................7

                     2.1  Option.........................................................................7
                     2.2  Sub-licensing..................................................................7
                     2.3  Rights in Japan................................................................8
                     2.4  Exercising the Option..........................................................9
                     2.5  Delivery of Schedules to the Stock Purchase Agreement.........................11



ARTICLE III      OPTION PAYMENT.........................................................................11


ARTICLE IV       EXTENSION OF OPTION PERIOD.............................................................12

                     4.1  Extension of the Option Period................................................12
                     4.2  Consideration for Extension of the Option Period..............................12


ARTICLE V        SUPPLY OF TP-10 DURING OPTION PERIOD...................................................13


ARTICLE VI       TRANSFER OF KNOW-HOW...................................................................13


ARTICLE VII      INDEMNIFICATION AND HOLD HARMLESS......................................................14

                     7.1  Novartis Indemnity............................................................14
                     7.2  TCS Indemnity.................................................................15
                     7.3  Indemnity Procedure...........................................................15
                     7.4  Insurance ....................................................................16


ARTICLE VIII     CONFIDENTIALITY........................................................................16

                     8.1  Confidentiality Obligations...................................................16
                     8.2  Prior Confidentiality Agreements..............................................17
                     8.2  Public Announcement...........................................................18


ARTICLE IX       CLEARANCE OF PUBLICATIONS..............................................................18


ARTICLE X        OWNERSHIP OF PATENT RIGHTS AND KNOW-HOW................................................19


ARTICLE XI       NOTICES................................................................................19


ARTICLE XII      TERM OF THIS AGREEMENT.................................................................21


ARTICLE XIII     TERMINATION OF THIS AGREEMENT..........................................................21

                     13.1   Termination by NOVARTIS.....................................................21
                     13.2   Termination for Breach......................................................21
                     13.3   Termination for Insolvency..................................................21
                     13.4   Effect of Termination or Expiry of Option...................................22




ARTICLE XIV      SURVIVABILITY..........................................................................22


ARTICLE XV       RIGHT TO EXTEND TO AFFILIATES..........................................................23


ARTICLE XVI      ASSIGNMENT.............................................................................23


ARTICLE XVII     MUTUAL REPRESENTATIONS AND WARRANTIES..................................................23

                     17.1   Representations and Warranties..............................................23
                     17.2   Representation and Warranties of TCS........................................24
                     17.3   Warranties of Novartis......................................................25
                     17.4   Exclusion of Warranties.....................................................25
                     17.5   Exclusion of Consequential Loss.............................................26


ARTICLE XVIII    ARBITRATION AND CONSTRUCTION...........................................................26

                     18.1   Law.........................................................................26
                     18.2   Dispute Resolution..........................................................26
                     18.3   Arbitration.................................................................27


ARTICLE XIX      FORCE MAJEURE..........................................................................27


ARTICLE XX       MISCELLANEOUS..........................................................................28

                     20.1   Severability................................................................28
                     20.2   No Exclusion of Legal Rights................................................28
                     20.3   Survival....................................................................28
                     20.4   Entire Agreement............................................................29
                     20.5   No License..................................................................29
                     20.6   Adverse Event Reporting.....................................................29
                     20.7   Waiver......................................................................30
                     20.8   Relationship to the Parties.................................................30
                     20.9   Language....................................................................30
                     20.10  Titles......................................................................31


                                                APPENDICES
                                                ----------


APPENDIX A       LICENSE AGREEMENT.....................................................................A-1


APPENDIX B       LICENSED PROTEIN......................................................................A-2


APPENDIX C       TCS PATENT............................................................................A-3


APPENDIX D       SAMPLE INVOICE........................................................................A-4


APPENDIX E       LIST OF CONTRACTING AGREEMENTS........................................................A-5


APPENDIX F       JAPAN PATENTS.........................................................................A-6


APPENDIX G       STOCK PURCHASE AGREEMENT..............................................................A-7

                                OPTION AGREEMENT

         THIS AGREEMENT, made and entered into as of October 13, 1997 (the "Effective Date") by and between T CELL SCIENCES, INC., a corporation organized and existing under the laws of the State of Delaware, U.S.A., having its principal offices at 119 Fourth Avenue, Needham, MA 02194, U.S.A. (hereinafter referred to as "TCS") and NOVARTIS PHARMA AG, a corporation organized and existing under the laws of Switzerland, having its principal offices at Lichstrasse 35, CH-4002 Basel, Switzerland (hereinafter referred to as "Novartis").

         WHEREAS TCS owns or controls and/or has the right to grant licenses to certain patent rights and know-how relating to a protein known as soluble complement receptor type 1 ("sCR1") and derivatives thereof, methods of their production, including recombinant methods employing genes coding for their expression, and human therapeutic uses thereof, including uses of such genes in gene therapy or genetically modified organs and tissues; and

         WHEREAS Novartis wishes to evaluate its interest in undertaking, independently and at its own cost, expense and risk, further developmental studies of such protein, derivatives or genes with the objective of developing products for use in the Field (as hereinafter defined), including both allotransplantation (i.e., same species), and more particularly, xenotransplantation (i.e., cross-species); and

         WHEREAS Novartis wishes to obtain from TCS and TCS wishes to grant to Novartis an exclusive option to enter into an exclusive worldwide license relating to such protein, derivatives and genes and their use in the Field.

                                   WITNESSETH
                                   ----------

         NOW, THEREFORE in consideration of the covenants and obligations hereinafter contained and intending to be legally bound the Parties (as hereinafter defined) do hereby agree as follows:

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

         Unless specifically provided otherwise, the terms in this Agreement with initial letters capitalized, whether used in the singular or plural, shall have the meaning set forth below or the meaning as designated in places throughout the Agreement.

1.1 "Affiliate" of any Party shall mean any corporation or other business entity controlling, controlled by or under common control with such Party. "Control" (including "controlling", "controlled by" and "under common control with") of any Party, corporation or other business entity shall mean the direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock of, or more than a fifty percent (50%) interest in the income of such corporation or other business entity or such other direct or indirect interest or relationship as in fact constitutes actual control.

1.2 "Effective Date" shall mean the date first set forth above.

1.3 "Field" shall mean transplantation, including both allotransplantation and xenotransplantation, in humans. The Field shall not extend to genetically modified cells expressing Licensed Protein for the purpose of treating diseases not associated with the maintenance and/or sustenance of an organ or tissue transplanted for the purpose of supplementing or replacing non functional or dysfunctional organ and/or tissue.

1.4 "Japan Agreement" shall mean the Product Development and Joint License Agreement, dated as of January 23, 1990, by and among TCS, SB (as hereinafter defined) and YPC (as hereinafter defined).

1.5 "Japan Patents" shall mean the patents listed in Appendix F hereto.

1.6 "Japan Technology" shall mean any and all information which relates to TP10-HD and the injectable non-colloidal dose form of TP10-HD sold for therapeutic use in humans including without limitation biological, pharmacological, preclinical, clinical, chemical, biochemical, toxicological, manufacturing and formulation information, data and developments, whether or not capable of precise separate description but which alone or when accumulated is or may be useful in the study, testing, development, production, formulation or use of TP10-HD or the injectable non-colloidal dose form of TP10-HD sold for therapeutic use in humans which is known to and/or possessed by TCS during the life of the Japan Agreement, subject to any obligation of TCS to maintain information of third parties confidential excluding information of third parties obtained under other agreements.

1.7 "Joint Patents" shall mean any patents and patent applications which are or become controlled jointly by Novartis or an Affiliate and TCS or an Affiliate as of the Effective Date or during the term of this Agreement or the License Agreement and relating to Licensed Materials or Licensed Products, their manufacture or use. Joint Patents shall include all divisionals, continuations, continuations-in-part, reissues, extensions, re-examinations or registrations thereof and any supplementary or complementary protection certificates and the like.

1.8 "Know-How" shall mean all information and data, technical information, trade secrets, specifications, instructions, processes, formulae, expertise and information relating to the Licensed Materials or Licensed Products or any improvement including, without limitation: (i) biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data, instructions, processes, formulae, expertise and information, including Monitoring Technology, relevant to the manufacture, use or sale of and/or which may be useful in studying, testing, the development, production, formulation or use of the Licensed Materials or intermediates for the synthesis thereof, or the Licensed Products; and (ii) copies of any IND or NDA or other health registration documents and amendments or supplements thereto filed with the FDA or other governmental, regulatory or health authorities in the Territory and all correspondence to and from such agency relevant to the Licensed Materials or Licensed Products which is known to and/or possessed and/or acquired by TCS, its Affiliates or its licensees ("TCS Know-How") or Novartis, its Affiliates or its sub-licensees ("Novartis Know-How").

1.9 "License Agreement" shall mean the License Agreement attached hereto as Appendix A.

1.10 "Licensed Gene" shall mean a gene, whether natural or man-made, coding for the expression of a Licensed Protein (as hereinafter defined).

1.11 "Licensed Gene Therapy Product" shall mean any product other than a Licensed Organ or Tissue (as hereinafter defined), for use in gene therapy in humans and comprising a Licensed Gene, the manufacture, use or sale of which would, but for a license, constitute infringement of a Valid Claim (as hereinafter defined) of TCS Patents or Joint Patents (as hereinafter defined) or which incorporates or embodies TCS Know-How (as hereinafter defined).

1.12 "Licensed Materials" shall mean Licensed Proteins, Licensed Genes and Licensed Organs or Tissues.

1.13 "Licensed Organ or Tissue" shall mean an organ or tissue, including an animal organ or tissue, which has been genetically modified to insert a Licensed Gene.

1.14 "Licensed Organ or Tissue Product" shall mean a product which is or comprises a Licensed Organ or Tissue, for use in the Field, the manufacture, use or sale of which would, but for a license, constitute infringement of a Valid Claim of TCS Patents or Joint Patents or which incorporates or embodies TCS Know-How.

1.15 "Licensed Products" shall mean Licensed Protein Products, Licensed Gene Therapy Products and Licensed Organs and Tissue Products.

1.16 "Licensed Protein" shall mean sCR1 (having the amino acid sequence identified in Appendix B hereto) and alleles thereof and analogs, fragments or derivatives thereof, whether glycosylated, non-glycosylated or of altered glycosylation (other than derivatives having a carbohydrate moiety which is a ligand for a cell adhesion molecule, such as sialyl Lewis x. Licensed Protein shall include the substance referred to by TCS as "TP-10" also known as "TP10-HD".

1.17 "Licensed Protein Product" shall mean any product, in finished pharmaceutical form, comprising a Licensed Protein, the manufacture, use or sale of which would, but for a license, constitute infringement of a Valid Claim of TCS Patents or Joint Patents, or which incorporates or embodies TCS Know-How.

1.18 "Monitoring Technology" shall mean all technology relating to the detection or monitoring of levels of the Licensed Materials or Licensed Products, or metabolites thereof, in bodily fluids (such as blood), including, without limitation, antibodies (such as monoclonal or polyclonal antibodies), hybridomas, haptens, tracer compounds, immunogens, methods, assays (such as ELISAs, RIAs, FPIAs and other solid phase immunoassays) and kits, and all proprietary data, instructions, processes, formulae, expertise and information relating thereto.

1.19 "Novartis Patents" shall mean any patents and patent applications which are or become owned or controlled by Novartis or an Affiliate thereof as of the Effective Date or during the term of this Agreement or the License Agreement, and relating to the Licensed Materials or Licensed Products, their manufacture or use. Novartis Patents shall include all divisionals, continuations, continuations-in-part, reissues, extensions, re-examinations or registrations thereof and any supplementary or complementary protection certificates and the like. Novartis Patents shall also include Novartis' or an Affiliate's share of any Joint Patent or patent rights jointly owned by Novartis or such Affiliate thereof in the event that Novartis or such Affiliate has not acquired the right to license all joint owners' shares under such patent rights.

1.20 "Option Period" shall mean a period of two (2) years from the Effective Date hereof and any extension thereof as set forth in Article 4.

1.21 "Option Year" shall mean a twelve (12) month period commencing on the Effective Date and each twelve (12) month period thereafter during the term of this Agreement.

1.22 "Party" shall mean either TCS or Novartis as the context requires and "Parties" shall mean, collectively, TCS and Novartis.

1.23 "Proprietary Information" shall mean and include, without limitation, information and data of one Party provided to the other in connection with this Agreement, including TCS Know-How, TCS Patents, Novartis Know-How, Novartis Patents, Joint Patents and all other scientific, clinical, regulatory, marketing, financial, and commercial information or data, whether communicated in writing or orally or by other means.

1.24 "Smithkline Agreement" shall mean the Product Development and License Option Agreement, dated as of October 21, 1994, between TCS and SB pursuant to which SB had rights under certain TCS patents in geographic areas other than Japan.

1.25 "Stock Purchase Agreement" shall mean the Stock Purchase Agreement attached hereto as Appendix G.

1.26 "TCS Patents" shall mean all patent and patent applications owned or controlled (with the right to grant sub-licenses) by TCS or an Affiliate thereof, as of the Effective Date or during the term of this Agreement or the License Agreement, and relating to the Licensed Materials or Licensed Products, their manufacture, or their use in the Field. TCS Patents existing as of the Effective Date are set forth in Appendix C and TCS Patents obtained or acquired by, or licensed to TCS or an Affiliate thereof during the term of this Agreement or the License Agreement shall be promptly added to said Appendix. TCS Patents shall include all divisionals, continuations, continuations-in-part, re-examinations, reissues, extensions, registrations and supplementary or complementary certificates and the like. TCS Patents shall also include TCS', or an Affiliate's, share of any Joint Patent or patent rights jointly owned by TCS or such Affiliate thereof in the event that TCS or such Affiliate has not acquired the right to license all joint owners' shares under such patent rights.

1.27 "Territory" shall mean the world.

1.28 "Valid Claim" shall mean a claim from any issued patent which has not been revoked or held invalid or unenforceable by a decision of a court or other government agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal.


                                   ARTICLE II
                                   ----------

                                 GRANT OF OPTION
                                 ---------------

2.1 Option

         Subject to the terms of this Agreement, TCS hereby grants to Novartis and Novartis hereby accepts the exclusive option to enter into an exclusive, royalty-bearing license, under and to the TCS Patents and TCS Know-How, to (a) develop, have developed, import, make or have made for use, and to use, in the Territory, the Licensed Materials, other than TP10-HD in an injectable non-colloidal dose form in Japan, in the Field, (b) develop, have developed, import, use, make or have made, offer for sale, sell and otherwise distribute in the Territory, Licensed Protein in, or in connection with, Monitoring Technology in the Field and (c) develop, have developed, import, make, have made for use, sale, distribution and offer for sale and to use, sell, distribute and offer to sell in the Territory, the Licensed Products, other than the injectable non-colloidal dose form of TP10-HD in Japan, in the Field (hereinafter referred to as "License"); provided, that, the limitations in the License on rights in Japan are subject to the terms of Section 2.3 hereof and Section 2.3 of the License Agreement. Said exclusive option shall be exercisable in accordance with Section 2.4 hereof.

2.2 Sub-licensing

         The License shall include the right to sub-license provided that (i) Novartis warrants that any sub-licensee agrees to be bound by the applicable terms of this Agreement; and (ii) Novartis guarantees the performance of any sub-licensee and TCS shall be entitled to treat as a breach of this Agreement by Novartis any failure of performance or lack of performance by any sub-licensee as the case may be, for all purposes and subject to Article 13 hereof. Such sub-license shall not include the right to sub-license.

2.3 Rights in Japan

         (a) Under the terms of the Japan Agreement, TCS granted to Smithkline Beecham, p.l.c. ("SB") and Yamanouchi Pharmaceutical Co., Ltd. ("YPC") the co-exclusive right (including the right to sub-license) to practice under the Japan Patents and Japan Technology to make, have made, use and sell the injectable non-colloidal dose form of TP10-HD sold for therapeutic use in humans in Japan. In the Letter Agreement, dated April 7, 1994, between TCS and SB, terminating the Smithkline Agreement, (i) TCS and SB acknowledged the continuing existence of the Japan Agreement and the need to modify the Japan Agreement in light of the termination of the Smithkline Agreement, and (ii) TCS assumed SB's obligations to YPC under the Japan Agreement.

The Parties acknowledge and agree that, Novartis wishes to obtain from TCS, and TCS wishes to grant to Novartis, an exclusive option to the rights more specifically discussed in Section 2.3(c) below. Towards this end, TCS shall make diligent efforts, during the Option Period to terminate all rights held by SB under the Japan Agreement and to gain for TCS clear title to the rights now held by SB under the Japan Agreement (the "SB Rights"), in such a way as to retain, along with YPC, a co-exclusive right to make, have made, use and sell the injectable non-colloidal dose form of TP10-HD in Japan. All costs and expenses, including but not limited to, payments made to SB and/or YPC, associated with these efforts shall be borne by TCS.

         (b) In the event that TCS is not able to gain clear title to the SB Rights by the end of the first Option Year; provided, that, TCS is not at that time in negotiations which the Parties agree have a reasonable chance of success within the next three (3) months, Novartis shall have the right, beginning at the start of the second Option Year, to enter into negotiations directly with SB and, if necessary, YPC to have the SB Rights revert to TCS. All payments made by Novartis to SB, YPC and TCS in connection with these efforts to gain clear title for TCS to the SB rights, or any of their respective Affiliates or sub-licensees in connection with these negotiations, shall be deducted, at the time the License Agreement and the Stock Purchase Agreement are entered into and the license granted and stock issued, from (i) the down payment to be made by Novartis to TCS pursuant to Section 3.1 of the License Agreement and (ii) if such payments exceed the amount of such down payment, the payment to be made by Novartis to TCS pursuant to Section 1.3 of the Stock Purchase Agreement.

         (c) Upon TCS' obtaining clear title to the SB Rights, the License, as defined in Section 2.1 hereof automatically shall be expanded to include a co-exclusive with YPC, royalty-bearing license, in Japan, under and to the TCS Patents and TCS Know-How, to (i) develop, have developed, import, make or have made for use, and to use TP10-HD in an injectable non-colloidal dose form in the Field and (ii) develop, have developed, import, make, have made for use, sale, distribution and offer for sale and to use, sell, distribute and offer to sell the injectable non-colloidal dose form of TP10-HD in the Field. The Parties agree that, in the event that TCS assumes all of the rights and obligations of SB under the Japan Agreement unless otherwise agreed to by the Parties in writing, TCS shall extend to Novartis, and Novartis shall accept from TCS, pursuant to the License Agreement, all rights required by Novartis to possess the license described above in this paragraph and only those obligations of the Japan Agreement (i) reasonably acceptable to Novartis and (ii) related to the license granted to Novartis under the License Agreement in connection with the injectable non-colloidal dose form of TP10-HD in the Field in Japan. For example, notwithstanding the terms of the Japan Agreement or any renegotiated version of, or amendment to, the Japan Agreement, Novartis shall have no rights or obligations in connection with making, using or selling a Licensed Product or Licensed Protein in, or in connection with, Monitoring Technology outside the Field.

2.4 Exercising the Option

         (a) Updating Representations and Warranties of the Stock Purchase Agreement. During the Option Period, Novartis shall have the right from time to time to notify TCS in writing that it is contemplating exercising the option, and requests TCS to provide it, within five (5) business days, with then current Schedules provided for in Section 2 of the Stock Purchase Agreement, containing such information concerning developments or occurrences since the Effective Date of this Agreement as is necessary to cause the representations and warranties contained in Section 2 of the Stock Purchase Agreement to be true and correct. Such notification by Novartis and receipt of the Schedules as provided for in this paragraph shall not obligate Novartis to exercise its option at that time.

         (b) Exercising the Option. At such time as Novartis decides to exercise the option, Novartis shall notify TCS in writing, and the Parties shall agree upon a time and place for the execution of the License Agreement and the Stock Purchase Agreement and the closing of the sale and purchase of the Shares (as defined in the Stock Purchase Agreement) (the "Closing"). Unless otherwise agreed to by the Parties, the date of the Closing (the "Closing Date") shall be no later than ten (10) business days after the date on which Novartis notifies TCS of its intention to exercise the option.

         (c) The Closing.

             (i) Deliveries by TCS. At the Closing, TCS shall deliver to Novartis the following:

                 (A) An opinion of Goodwin, Procter & Hoar, counsel for TCS, in a form reasonably acceptable to Novartis, addressed to Novartis and dated the Closing Date, mirroring the representations and warranties of TCS set forth in Sections 2.1, 2.2(a),(c) and (d), 2.3 (a) and (b)(ii)(iii), 2.4, 2.5 (with respect to governmental agencies and bodies only), 2.7 (last sentence only) of the Stock Purchase Agreement;

                 (B) An executed License Agreement and an executed Stock Purchase Agreement, subject to the same Schedules of exceptions last provided to Novartis pursuant to Section 2.4(a) of this Agreement; and

                 (C) The stock certificate, registered in the name of Novartis, representing the Shares.

             (ii) Deliveries of Novartis. Subject to TCS making the deliveries set forth in Section 2.4(c)(i) of this Agreement, at the Closing, Novartis shall deliver to TCS the following:

                  (A) An executed License Agreement and an executed Stock Purchase Agreement, subject to the same Schedules of exceptions last provided to Novartis pursuant to Section 2.4(a) of this Agreement; and

                  (B) The payments required pursuant to Section 3.1 of the License Agreement and Section 1.3 of the Stock Purchase Agreement.

2.5 Delivery of Schedules to the Stock Purchase Agreement.

Attached as Appendix G hereto is a true and correct set of Schedules provided for in Section 2 of the Stock Purchase Agreement. This set of Schedules is the set which would be attached to the Stock Purchase Agreement if it were executed as of the Effective Date hereof.

                                   ARTICLE III
                                   -----------

                                 OPTION PAYMENT
                                 --------------

         In consideration for the option granted in Section 2.1, Novartis shall pay to TCS xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx per Option Year during the Option Period. The first payment shall be due upon receipt by Novartis of an invoice in the form of Appendix D hereto ("Invoice"), but in no case earlier than the Effective Date, and payable to TCS within thirty (30) days after receipt by Novartis of such Invoice, but in no case earlier than thirty (30) days following the Effective Date. The second payment ("Second Option Payment") shall be due upon receipt by Novartis of the related Invoice, but in no case earlier than on the first day following the end of the first Option Year, and shall be payable to TCS within thirty (30) days after receipt by Novartis of such Invoice, but in no case earlier than the end of the first Option Year. All payments under this Agreement shall be made in United States dollars and shall be paid by wire transfer to a bank account designated by TCS within thirty (30) days after receipt by Novartis of the related Invoices, but in no case earlier than the date due, and the costs of such remittance shall be borne by Novartis. Interest shall accrue on late payments compounded monthly at the prime lending rate for United States dollars as published from time to time in the Wall Street Journal plus two percent (2%) from the date payment fell due until the actual date that payment is received by TCS.


                                   ARTICLE IV
                                   ----------

                           EXTENSION OF OPTION PERIOD
                           --------------------------

4.1 Extension of the Option Period

         Novartis, at its sole discretion, may elect to extend the Option Period for a further term of up to one (1) year in increments ranging from one quarter to one year in duration (i.e., to a total of three (3) years from the Effective
Date) by providing written notice thereof to TCS not less than ninety (90) days prior to expiration of the Option Period or any such extension increment, as appropriate.

4.2 Consideration for Extension of the Option Period

         In consideration for said extension(s), Novartis shall pay to TCS xxxxxxxxxxxx United States dollars xxxxxxxxxxxxxx for a one (1) year extension, or, in the event Novartis elects to extend the Option Period for less than one
(1) full year, a pro rata amount(s) based on xxxxxxxxxxxxx per year. Such payment shall be due upon receipt by Novartis of the related Invoice, but in no case earlier than the first day following the end of the expiration of the initial two (2) year Option Period or any such extension increment, as appropriate, and shall be payable to TCS within thirty (30) days after receipt by Novartis of such Invoice, but in no case earlier than thirty (30) days following the expiration of the initial two (2) year Option Period or any such extension increment, as appropriate.


                                    ARTICLE V
                                    ---------

                      SUPPLY OF TP-10 DURING OPTION PERIOD
                      ------------------------------------

5.1 TCS shall provide to Novartis, within thirty (30) days after the Effective Date, xxxxxxxxxxxxxxxxx clinical grade TP-10 manufactured in accordance with U.S. GMPs, at no cost to Novartis.

5.2 Novartis agrees during the course of 1998, to supply TCS, at no cost to TCS, with such quantities of clinical grade TP-10 manufactured in accordance with U.S. GMPs as TCS reasonably requires for clinical trials or other research and development purposes outside the Field, xxxxxxxxxxxxxxxxxxxxxxxx.

5.3 In order to facilitate production of such TP-10, TCS hereby assigns to Novartis, and Novartis hereby assumes from TCS, the agreements with third party contractors for the manufacture and quality control release of TP-10 listed on Appendix E hereto ("Contracting Agreements"). Novartis agrees that it shall not make any changes to the terms and conditions of any Contracting Agreement without TCS' prior written consent, which consent shall not be unreasonably withheld, until the earlier of (i) the end of the Option Period and (ii) Novartis' fulfillment of its obligation relating to supplying TP-10 to TCS pursuant to this Article 5.

                                   ARTICLE VI
                                   ----------
                              TRANSFER OF KNOW-HOW
                              --------------------

6.1 Subject to the provisions of Section 8, TCS shall, to the extent it is free to share such information, promptly within three (3) months after the Effective Date disclose to Novartis all TCS Know-How relevant to the Field then in its possession that has not been disclosed prior to the Effective Date. From time to time, during the term of this Agreement, each Party, to the extent such Party is free to share such information, shall make available to the other Party Know-How which the other Party reasonably requires to facilitate, in the case of Novartis, its research, development and commercialization of the Licensed Products and/or Licensed Protein in, or in connection with, Monitoring Technology, in the Field, in the case of TCS, its research, development and commercialization of Licensed Protein outside the Field. TCS shall have an option to obtain from Novartis a license under and to the Novartis Patents and Novartis Know-How on reasonable terms for such purposes. Each Party shall provide its Know-How to the other Party in the form that it exists. It is expressly understood that, for the purposes of this Article 6 only, Know-How shall exclude all full reports of clinical and non-clinical studies other than those relating to the Licensed Protein, registration files and the like including correspondence with regulatory authorities, and summaries of clinical and non-clinical studies other than those relating to Licensed Protein shall replace full reports.

6.2 During the term of this Agreement, TCS shall not grant to any third party any right or license in or to sCR1sLex in the Field.


                                   ARTICLE VII
                                   -----------

                        INDEMNIFICATION AND HOLD HARMLESS
                        ---------------------------------

7.1 Novartis Indemnity

         Subject to the provisions of Section 7.3, Novartis shall defend and indemnify and hold harmless TCS and its Affiliates and their respective directors, officers, agents and employees from and against any and all losses, liabilities, claims, damages, penalties, fines, costs and expenses (including reasonable legal fees and other litigation costs, regardless of outcome) arising out of any and all governmental or private actions (or their insurers under rights of subrogation or otherwise) that are related in any way (i) to Novartis', its Affiliates' and/or sub-licensees' development, importation, sale, manufacture, storage or use of the Licensed Materials or Licensed Products; (ii) to any claim of failure by Novartis, its Affiliates and/or sub-licensees to comply with governmental requirements relating to the Licensed Materials and/or Licensed Products including, but not limited to, the reporting of adverse events and safety information or (iii) to Novartis', its Affiliates' and/or sub-licensees' negligence or any acts or omissions by Novartis in connection with the Licensed Materials or Licensed Products or in violation of its obligations under this Agreement.

7.2 TCS Indemnity

         Subject to the provisions of Section 7.3, TCS shall defend and indemnify and hold harmless Novartis, its Affiliates and sub-licensees and their respective directors, officers, agents and employees from and against any and all losses, liabilities, claims, damages, penalties, fines, costs and expenses (including reasonable legal fees and other litigation costs, regardless of outcome) arising out of any and all governmental or private actions (or their insurers under rights of subrogation or otherwise) that are related in any way
(i) to the development, manufacture, packaging, storage, use, marketing, promotion, distribution, importation and sale of the Licensed Materials and/or Licensed Products by TCS, any Affiliate of TCS or any licensee of TCS other than Novartis; (ii) to any claim of failure by TCS, any Affiliate of TCS or any licensee of TCS other than Novartis to comply with governmental requirements relating to the Licensed Materials and/or Licensed Products including, but not limited to, the reporting of adverse events and safety information; and (iii) to TCS', its Affiliate's or its licensee's negligence or any acts or omissions by TCS, its Affiliate or any sub-licensee of TCS other than Novartis in connection with the Licensed Materials or Licensed Products or in violation of its obligations under this Agreement.

7.3 Indemnity Procedure

         The Party to be indemnified (the "Indemnitee") shall notify the indemnifying party (the "Indemnitor") in writing promptly, but no later than fifteen (15) days after becoming aware, of any claims, suits, actions or proceedings made or instituted against it or which may be made or instituted against it in respect of which indemnification may be sought hereunder. The Indemnitee shall cooperate with the Indemnitor in the defense of any claim. The Indemnitor shall have the right to select defense counsel and direct the defense or settlement of any such claim or suit. The Indemnitee shall have the right to select and obtain representation by separate legal counsel, at its own expense.

7.4 Insurance

         (a) TCS hereby warrants that it maintains a policy or program of insurance at levels no less than one million United States dollars ($1,000,000) for each occurrence and in the aggregate, to support the indemnification obligations assumed under this Article 7.

         (b) Novartis hereby warrants that it maintains a policy or program of insurance or self-insurance at levels sufficient to support the indemnification obligations assumed under this Article 7.


                                  ARTICLE VIII
                                  ------------

                                 CONFIDENTIALITY
                                 ---------------

8.1 Confidentiality Obligations

         Each Party shall receive and keep all Proprietary Information in complete confidence in the same manner and with the same protection as such Party maintains for its own proprietary information and hereby covenants not to use such Proprietary Information or any part of it except for the purposes of this Agreement or disclose or make such Proprietary Information or any part of it available to third parties except:

         (a) to its employees, Affiliates and responsible sub-contractors or agents (including attorneys) who require such Proprietary Information for the express purposes of this Agreement and who are bound in writing to the receiving Party in a manner consistent with the confidentiality provisions of this Agreement; provided, that, TCS shall not have the right to share Novartis Proprietary Information in the Field with any of TCS' sub-licensees without the prior written consent of Novartis;

         (b) for disclosure to governmental health or regulatory agencies for the purpose of obtaining and maintaining any necessary regulatory approvals for the Licensed Materials or Licensed Products in the Territory (and then, to the fullest extent possible, only under conditions of confidentiality);

         (c) to the extent that the disclosing Party may agree in writing;

         (d) to the extent that such can be clearly demonstrated by prior written documents in its possession to be known to the receiving Party or an Affiliate of the receiving Party from a source other than the disclosing Party or an Affiliate of the disclosing Party who is not in breach or default of any confidentiality obligation to the disclosing Party or an Affiliate of the disclosing Party at the time of receipt from the disclosing Party hereunder;

         (e) to the extent that such is a matter of public knowledge at the time of disclosure hereunder or becomes a matter of public knowledge other than by breach of this Agreement by the receiving Party, its employees or anyone that received Proprietary Information from the receiving Party;

         (f) to the extent that it is required by law or bona fide legal process to be disclosed (and then, to the fullest extent possible, only under conditions of confidentiality).

         Each Party specifically agrees that, except as shall be necessary for governmental notification purposes or to comply with applicable laws and regulations, it will not provide a copy of this Agreement, the License Agreement, the Stock Purchase Agreement or any other related agreement to any third party except its employees, Affiliates and responsible sub-contractors or agents (including attorneys) who require such copy for the express purposes of this Agreement and who are bound in writing to the Party providing the copy in a manner consistent with the confidentiality provisions of this Agreement without the prior written consent of the other Party hereto.

8.2 Prior Confidentiality Agreements

         Proprietary Information disclosed by either Party to the other Party prior to the Effective Date of this Agreement under any previous agreements between TCS and

Sandoz Pharma Ltd shall be treated as Proprietary Information under this Article 8 notwithstanding the expiration of the prior Confidentiality Agreements. All Proprietary Information disclosed by either Party to the other Party after the Effective Date of this Agreement shall be governed by this Article 8.

8.3 Public Announcement

         Except as shall be necessary for governmental notification purposes or to comply with applicable laws and regulations, and except as otherwise agreed to by the Parties in writing, the Parties agree to keep the existence of this Agreement, the transactions contemplated hereby, and any proposed termination hereof strictly confidential. The Parties shall agree upon the text of an initial public announcement relating to the transactions contemplated by this Agreement as soon as possible after the Effective Date. Prior to making any subsequent public announcements regarding this Agreement or the transactions contemplated herein, each Party agrees to provide the other Party with a reasonable opportunity to review and comment upon such proposed announcement. Written agreement between the Parties shall be required prior to release of any such subsequent public announcement and such agreement shall not be unreasonably withheld.


                                   ARTICLE IX
                                   ----------

                            CLEARANCE OF PUBLICATIONS
                            -------------------------

         If either Party wishes to make any written or oral public disclosure (e.g., speeches or publications in scientific journals or other publications) relating to the Licensed Materials or Licensed Products in the Field, whether or not such disclosure involves the disclosure of Proprietary Information of the other Party, the Party seeking to make such public disclosure (the "Disclosing Party") shall provide the other Party with details of the proposed written or oral public disclosure and/or an advance copy of any proposed publication thirty
(30) days prior to the earlier of (i) the intended date of release or (ii) the submission of written text or abstract of a speech for oral presentation or of written material for publication. The other Party shall have thirty (30) days to make any comments or recommend any changes it reasonably believes are necessary to preserve intellectual property rights or Proprietary Information and the incorporation of such changes shall not be unreasonably refused by the Disclosing

Party; and if such other Party informs the Disclosing Party within thirty (30) days of receipt of an advance notice of an oral public disclosure or copy of a proposed publication (i) that such public disclosure or publication, in its reasonable judgment, is expected to have a materially adverse effect on its intellectual property rights or Proprietary Information, or (ii) of some other reasonable objection, the Disclosing Party shall use its best efforts to delay or prevent public disclosure or such publication. Such delay shall be sufficiently long as to permit the timely preparation and filing of patent applications if the reason given by the other Party for delaying public disclosure or publication is that it would disclose patentable inventions.


                                    ARTICLE X
                                    ---------

                     OWNERSHIP OF PATENT RIGHTS AND KNOW-HOW
                     ---------------------------------------

         Know-How and any resulting inventions (whether patentable or not) which are made, conceived, reduced to practice or generated solely by TCS' employees or agents including TCS Patents shall belong exclusively to TCS. Know-How and any resulting inventions (whether patentable or not) which are made, conceived, reduced to practice or generated solely by Novartis' employees or agents including Novartis Patents shall belong exclusively to Novartis. TCS and Novartis shall each own a fifty percent (50%) undivided interest in any Know-How and any resulting inventions (whether patentable or not) made, conceived, reduced to practice or generated (i) jointly by employees, agents or other persons acting on behalf of both Parties including Joint Patents or (ii) either solely by TCS' employees or agents or jointly by employees, agents or other persons acting on behalf of both Parties while carrying out activities under the terms of Section 4.2 of the License Agreement. Subject to the terms of this Agreement, each joint owner may make, use and sell jointly owned inventions, discoveries, Know-How including Joint Patents without accounting to the other joint owner in accordance with its undivided rights hereunder.


                                   ARTICLE XI
                                   ----------

                                     NOTICES
                                     -------

11.1 Any notice or other communication required or permitted to be given or made hereunder shall be in writing in the English language and shall be deemed to have been duly given if sent by registered air mail (return receipt requested), facsimile letter or delivered by hand to the Party to whom such notice or communication is required or permitted to be given. Any such notice or other communications, if mailed, shall be considered given or made when mailed, as evidenced by the postmark at point of mailing. If sent by facsimile letter such notice shall be deemed to have been given on the date that it is sent provided that a confirmatory copy of the facsimile letter is mailed on the same day as the facsimile letter is sent to the receiving Party. If delivered by hand, any such notice or communication shall be considered given when delivered.

11.2 All notices to TCS or to any transferee or designee of TCS, pursuant to this Agreement shall be addressed as follows:

                  T Cell Sciences, Inc.
                  119 Fourth Avenue
                  Needham, MA 02194
                  U.S.A.
                  Facsimile:        XXXXXX
                  Attention:        XXXXXX

11.3 All notices to Novartis shall be addressed as follows:

                  Novartis Pharma AG
                  Lichstrasse 35
                  Post Office Box
                  CH-4002 Basel
                  Switzerland
                  Facsimile:        XXXXXX
                  Attention:        XXXXXX

With copy to:

                  Novartis Pharma AG
                  Lichstrasse 35
                  Post Office Box
                  CH-4002 Basel
                  Switzerland
                  Facsimile:        XXXXXX
                  Attention:        XXXXXX


11.4 Either Party may change the address to which notice and other communications to it are to be given by notice as provided herein.

                                   ARTICLE XII
                                   -----------

                             TERM OF THIS AGREEMENT
                             ----------------------

         Unless sooner terminated as provided herein, this Agreement shall commence on the Effective Date hereof and shall continue in full force and effect until the expiration of the Option Period.


                                  ARTICLE XIII
                                  ------------

                          TERMINATION OF THIS AGREEMENT
                          -----------------------------

13.1 Termination by Novartis

         Novartis may terminate this Agreement in its sole discretion effective the end of the first Option Year by giving TCS ninety (90) days' prior written notice.

13.2 Termination for Breach

         In the event that either Party shall be in breach of any material obligation hereunder, the non-breaching Party shall give written notice to the other Party specifying the claimed particulars of such breach, and in the event such material breach is not cured, or effective steps to cure such material breach have not been initiated or are not thereafter diligently pursued, within sixty (60) days following the date of such written notification, the non-breaching Party shall have the right thereafter to terminate this Agreement by giving thirty (30) days' prior written notice to the other Party to such effect.

13.3 Termination in Insolvency

         Either Party shall have the right to terminate this Agreement effective upon written notice to the other Party in the event the non-notifying Party becomes insolvent, or makes an assignment for the benefit of creditors, or has a receiver or trustee appointed for substantially all of its property or in the event that voluntary or involuntary bankruptcy proceedings are instituted against the non-notifying Party or on the non-notifying Party's behalf.

13.4 Effect of Termination or Expiry of Option

         Upon termination of this Agreement for whatever reason or upon Novartis' election not to exercise its option during the Option Period or Novartis' failure to exercise its option during the Option Period (i) all rights granted to Novartis under this Agreement shall terminate and (ii) except as provided below, each Party shall return to the other Party all tangible materials comprising Proprietary Information of the other Party except that each Party may retain one (1) copy of such Proprietary Information of the other Party in its legal department in order to ascertain its continuing obligations under
Article 8. Upon termination of this Agreement for any reason other than termination by Novartis for TCS' breach pursuant to Section 13.2 or upon Novartis' election not to exercise its option during the Option Period or Novartis' failure to exercise its option during the Option Period, Novartis shall, at TCS' request, grant to TCS or its designee a non-exclusive, royalty free license with the right to sub-license under and to the Novartis Patents and Novartis Know-How relating to the Licensed Protein or a Licensed Protein Product which exist at the time of termination.

         In the event of termination by Novartis pursuant to Section 13.1 or
13.2 during the first Option Year, Novartis will not be required to pay to TCS the Second Option Payment pursuant to Article 3.


                                   ARTICLE XIV
                                   -----------

                                  SURVIVABILITY
                                  -------------

         Termination or expiry of this Agreement in whole or in part shall not relieve the Parties of any obligation accruing prior to the effective date of termination or expiry or with respect to limiting disclosure and use of Proprietary Information.


                                   ARTICLE XV
                                   ----------

                          RIGHT TO EXTEND TO AFFILIATES
                          -----------------------------

         Either Party shall have the right to extend all or part of the rights granted in this Agreement to any of its Affiliates; provided, that such Party shall not then be in default with respect to any of its obligations under this Agreement. All the terms and provisions of this Agreement, except this right to extend, shall apply to such Affiliate to which this option has been extended to the same extent as they apply to either of Novartis or TCS, as the case may be.


                                   ARTICLE XVI
                                   -----------

                                   ASSIGNMENT
                                   ----------

         Unless consent in writing is first obtained from the other Party, such consent not to be unreasonably withheld, this Agreement and the rights granted herein shall not be assignable by either Party hereto, except to a successor to all or substantially all of its pharmaceutical or biotechnology business. Any attempted assignment without consent shall be void. Notwithstanding the foregoing, the Parties agree that Novartis shall have the right to assign this Agreement to an Affiliate without TCS' consent. Any permitted assigns shall assume all obligations of its assignor under this Agreement; provided, that the assignor shall remain primarily liable under this Agreement.


                                  ARTICLE XVII
                                  ------------

                      MUTUAL REPRESENTATIONS AND WARRANTIES
                      -------------------------------------

17.1 Representations and Warranties

         Each Party hereby represents and warrants for itself as follows:

         (a) It is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation with the full power to conduct its affairs as currently conducted and contemplated in this Agreement.

         (b) The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its stockholders; (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter or by-laws; or (iii) result in a breach of, or constitute a default under, any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

         (c) No authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental authority or regulatory body is required for the due execution, delivery or performance by it of this Agreement, except as provided herein.

         (d) This Agreement is a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms and conditions.

         (e) It is not under any obligation to any person, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

         (f) Any clinical investigations carried out with respect to any Licensed Material or Licensed Product shall be conducted in accordance with good manufacturing practices and good clinical practices applicable in the jurisdiction in which such investigation is conducted, including but not limited to, EEC and FDA good manufacturing and good clinical practice.

17.2 Representation and Warranties of TCS.

         (a) TCS warrants that it has no information as of the Effective Date of this Agreement to indicate that Novartis would not be free to make or have made for use or sale in the Field, or to use and sell in the Field, in the Territory, in accordance with the rights granted under Section 2.1 of this Agreement, Licensed Materials and Licensed Products, without infringing any third-party patent or any patent right of any Affiliate or parent company of TCS.

         (b) TCS represents that as of the Effective Date it owns or possesses all right, title and interest in and to the TCS Patents and the TCS Know-How, in the sense of being able to convey to Novartis an exclusive license thereunder in the Field in the Territory, in accordance with the rights granted under Section
2.1 of this Agreement,
other than with respect to the injectable non-colloidal dose form of TP10-HD in the Field in Japan.

         (c) The representations and warranties of TCS set forth in the Stock Purchase Agreement, when read together with the set of Schedules to the Stock Purchase Agreement attached hereto as Appendix G, are true and correct as of the Effective Date hereof.

17.3 Warranties of Novartis

         Novartis hereby warrants that the clinical grade TP-10 supplied by Novartis to TCS pursuant to Article 5 of this Agreement shall be manufactured in accordance with United States good manufacturing practices.

17.4 Exclusion of Warranties

         Except as otherwise specifically set forth in this Agreement, neither Party makes any representation, extends any warranties of any kind, either express or implied, and assumes any responsibilities whatever with respect, in particular (i) to the validity or scope of the TCS Patents, the TCS Know-How or the Novartis Know-How; or (ii) that exploitation of the TCS Patents and the TCS Know-How or the manufacture or use of the Licensed Materials or the manufacture, use, sale, distribution or marketing of the Licensed Products will not infringe the patent or other intellectual property rights of third parties.

17.5 Exclusion of Consequential Loss

         Notwithstanding any provisions to the contrary in this Agreement, in no event (including fault, negligence or strict liability of either Party) shall either Party be liable to the other for indirect, incidental, consequential, special, punitive or exemplary damages, loss of profit or loss of use related to any claim, cause of action, proceeding or judgment arising in connection with this Agreement.

                                  ARTICLE XVIII
                                  -------------

                          ARBITRATION AND CONSTRUCTION
                          ----------------------------

18.1 Law

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

18.2 Dispute Resolution

         Any controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof which cannot be settled within three (3) months of it having arisen shall be submitted to the respective President or General Manager of each Party and if, within thirty (30) days or such other period as may be agreed upon between the Parties following such reference, the dispute remains unresolved, it shall be settled on application by either Party by arbitration conducted in the English language, in New York City, New York in accordance with the then-existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

18.3 Arbitration

         In any arbitration pursuant to this Article the award shall be rendered by a majority of three (3) arbitrators, one (1) of whom shall be appointed by each Party and the third of whom shall be appointed by mutual agreement of the two (2) Party-appointed arbitrators. In the event of failure of a Party to appoint an arbitrator within sixty (60) days after commencement of the arbitration proceeding or in the event of failure of the two (2) Party-appointed arbitrators to agree upon the appointment of the third arbitrator within sixty
(60) days after commencement of the arbitration proceeding, such arbitrator shall be appointed by the American Arbitration Association in accordance with the then-existing Rules. The arbitrators shall apply the governing law set forth in Section 18.1, and shall be required to give their conclusions in writing, with an explanation of the facts and law on which they were based. The Parties agree that the service of any notice in the course of such arbitration at their respective addresses as provided for in Article 11 shall be valid and sufficient.


                                   ARTICLE XIX
                                   -----------

                                  FORCE MAJEURE
                                  -------------

         Each of the Parties hereto shall be excused from the performance of its obligations hereunder in any country or countries of the Territory in the event such performance is prevented by force majeure, and such excuse shall continue as long as the condition constituting such force majeure continues plus thirty
(30) days after the termination of such condition. For the purpose of this Agreement, force majeure is defined as follows: causes beyond the reasonable control of Novartis or TCS (as the case may be), including, without limitation, acts of God, acts, regulations or laws of any government, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm, labor disturbances (whether or not any such labor disturbance is within the power of the affected Party to settle), epidemic, and failure of suppliers, public utilities or common carriers. In the event of force majeure lasting more than six (6) months, the Parties agree to meet and discuss how this Agreement can be justly and fairly implemented under the circumstances prevailing in such country or countries and if the Parties are unable to agree upon how the Agreement can be implemented then either Party may terminate the Agreement in relation to such country or countries upon thirty (30) days' written notice.


                                   ARTICLE XX
                                   ----------

                                  MISCELLANEOUS
                                  -------------

20.1 Severability

         Should any part or provision of this Agreement be held unenforceable or in violation of or in conflict with any applicable law or regulation of any jurisdiction, the invalid or unenforceable provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose and economic benefit of such part or provision in a valid and enforceable manner, and the balance of this

Agreement (including any such replacement provision) shall continue in full force and effect and be binding upon the Parties hereto. To implement the requirements of this Section 20.1, Novartis and TCS agree to endeavor in good faith to agree upon the wording of any replacement provision. If no agreement is reached within ninety (90) days after written request by one Party for the replacement of any such provision, the rewording and replacement thereof shall be subject to arbitration in accordance with Article 18 and both Parties hereto shall be deemed to have entered into and be bound by this Agreement as so amended by the arbitrators.

20.2 No Exclusion of Legal Rights

         Nothing in this Agreement is intended to nor shall it have the effect of excluding, modifying or restricting any right or remedy available under any relevant law which, by virtue of any such law, cannot be excluded, modified or restricted.

20.3 Survival

         Articles 5, 7, 8, 9 (with respect to written or oral public disclosures containing information generated during the term of this Agreement only), 13.4, 14, 17.4, 17.5 and 18 shall be in force during the term of this Agreement and any extension hereof and shall survive termination or expiration (as the case may be) of this Agreement and shall remain in full force and effect. The provisions of this Agreement which do not survive termination or expiration hereof (as the case may be) shall nonetheless be controlling on, and shall be used in construing and interpreting the rights and obligations of the Parties hereto with regard to any dispute, controversy or claim which may arise under, out of, in connection with, or relating to this Agreement.

20.4 Entire Agreement

         This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes and replaces all previous negotiations, understandings and representations whether written or oral including, but not limited to, prior Confidentiality Agreements between TCS and Sandoz Pharma Ltd and such Confidentiality Agreements shall be terminated upon the Effective Date of this Agreement. The Parties' obligations of confidentiality, non-disclosure and non-use under the Confidentiality Agreements shall continue with respect to confidential information disclosed prior to their termination, and shall be subject to the provisions of Article 8 hereof. This Agreement shall not be modified, altered or amended except by a written document signed on behalf of and delivered by both Parties hereto.

20.5 No License

         Except as specifically set forth herein, neither Party is granted any rights or license by implication or otherwise.

20.6 Adverse Event Reporting

         TCS and Novartis shall cooperate with respect to the exchange of adverse event and safety information associated with the Licensed Material and Licensed Products. The cooperation between TCS and Novartis in the exchange of such adverse event and safety information shall be coordinated on the side of Novartis by its central Clinical Safety and Epidemiology organization. Details of the cooperation in the handling of adverse event and safety information related to the Licensed Material and Licensed Products shall be the subject of an addendum agreed upon between the designated primary liaisons of the respective Parties (in the case of TCS, the Vice President for Development, and, in the case of Novartis, Head, Global Clinical Safety and Epidemiology). Said addendum shall be agreed upon no less than thirty (30) days prior to the commencement of the first clinical investigational study of the Licensed Material or a Licensed Product in the Field.

20.7 Waiver

         Any waiver on the part of either Party hereto of any right or interest hereunder shall be effective only if made in writing and shall not (unless expressly so stated) constitute or imply a waiver of any other right or interest, or a subsequent waiver.

20.8 Relationship of the Parties

         Novartis and TCS shall act solely as independent contractors and nothing in this Agreement shall be construed to create a partnership or joint venture or legal entity between TCS and Novartis, nor shall it give either TCS or Novartis the power or authority to act for, bind or commit the other in any way. Neither Party is authorized to make any statement, claims, representations or warranties, or to act on behalf of the other, except as specifically authorized in writing by the other Party. Accordingly, neither Party shall have the right to use or refer to the name, tradenames, trademarks or logo of the other or its Affiliates or agreements with the other without the prior written consent of the other.

20.9 Language

         This Agreement is entered into in the English language. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any translation hereof into any other language, and this English language version shall be controlling for all purposes.

20.10 Titles

         The titles used herein are for illustration purposes only and shall not be construed as part of this Agreement.


         IN WITNESS HEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.


T CELL SCIENCES, INC.                        NOVARTIS PHARMA AG


By:    /s/ Una S. Ryan                       By:    /s/ Jorg Reinhardt PhD
       ------------------------                     ---------------------------
Name:  Una S. Ryan                           Name:  Jorg Reinhardt PhD
       ------------------------                     ---------------------------
Title: President and CEO                     Title: Head Preclinical
       ------------------------                     ---------------------------
                                                    Development and Project
                                                    Management


                                             By:    /s/ Paul Herrling
                                                    ---------------------------
                                             Name:  Paul Herrling
                                                    ---------------------------
                                             Title: Paul Herrling
                                                    ---------------------------

                         APPENDIX A to OPTION AGREEMENT

                                LICENSE AGREEMENT

                                LICENSE AGREEMENT


                                 by and between


                              T CELL SCIENCES, INC.

                                       and

                               NOVARTIS PHARMA AG

                                TABLE OF CONTENTS
                                -----------------

ARTICLE  I       DEFINITIONS.............................................................................2


ARTICLE II       LICENSES................................................................................5

                     2.1  Grant..........................................................................5
                     2.2  Sub-licensing..................................................................6
                     2.3  Japan..........................................................................6
                     2.4  Limitations....................................................................7


ARTICLE III      CONSIDERATION...........................................................................7

                     3.1   Down Payment..................................................................7
                     3.2   Milestone Payments............................................................8
                     3.3   Royalties.....................................................................9
                     3.4   Third Party Obligation - Reduction in Royalty................................14
                     3.5   Third Party Competition - Reduction in Know-How Royalty......................14
                     3.6   Payments.....................................................................15


ARTICLE IV       DEVELOPMENT AND DISCLOSURE OF KNOW-HOW.................................................17

                     4.1  Research and Development by Novartis..........................................17
                     4.2  Research and Development by TCS...............................................18
                     4.3  Development Plan..............................................................18
                     4.4  Supply of TP-10...............................................................18
                     4.5  Progress Reports..............................................................19
                     4.6  Exclusivity...................................................................19
                     4.7  Disclosure of Know-How........................................................19


ARTICLE V        REGULATORY APPROVALS AND COMMENCEMENT OF MARKETING.....................................20

                     5.1  Exchange of Clinical Investigation Information................................20
                     5.2  Failure by Novartis to obtain Regulatory Approvals............................21
                     5.3  Commenced to Market...........................................................21


ARTICLE VI       ACCOUNTING PROCEDURE...................................................................22

                     6.1  Record-Keeping................................................................22


ARTICLE VII      INDEMNIFICATION AND HOLD HARMLESS......................................................23

                     7.1  Novartis Indemnity............................................................23
                     7.2  TCS Indemnity.................................................................24
                     7.3  Indemnity Procedure...........................................................25
                     7.4  Insurance ....................................................................25


ARTICLE VIII     CONFIDENTIALITY........................................................................26

                     8.1  Confidentiality Obligations...................................................26
                     8.2  Prior Confidentiality Agreements..............................................28
                     8.3  Public Announcement...........................................................28




ARTICLE IX       CLEARANCE OF PUBLICATIONS..............................................................29


ARTICLE X        PATENTS................................................................................30

                     10.1  Changes to Patent Rights.....................................................30
                     10.2  Ownership....................................................................31
                     10.3  Filing and Prosecution of Patents............................................31
                     10.4  Enforcement of Patents.......................................................31


ARTICLE XI       TRADEMARKS.............................................................................33


ARTICLE XII      DRUG PRICE COMPETITION AND PATENT TERM RESTORATION ACT
                 USA AND PATENT TERM EXTENSIONS IN OTHER COUNTRIES .....................................33

                     12.1  Avoidance of Loss of Rights..................................................33
                     12.2  TCS to Provide Patent Information............................................34
                     12.3  Cross-Reference Rights.......................................................34
                     12.4  Extension of TCS Patents.....................................................34
                     12.5  Patent Extensions............................................................34
                     12.6  Notice of Patent Certification...............................................34
                     12.7  No Actions or Agreements.....................................................35
                     12.8  Patent Term Restoration - Other Countries....................................35


ARTICLE XIII     NOTICES................................................................................35


ARTICLE XIV      TERM OF LICENSE AGREEMENT..............................................................37

                     14.1  Term.........................................................................37
                     14.2  Paid-Up License..............................................................37
                     14.3  Novartis' Right to Manufacture...............................................38


ARTICLE XV       TERMINATION OF LICENSE AGREEMENT.......................................................38

                     15.1   Novartis' Right to Terminate................................................38
                     15.2   Termination for Breach......................................................40
                     15.3   Termination for Insolvency..................................................41
                     15.4   Consequences of Termination.................................................42


ARTICLE XVI      SURVIVABILITY..........................................................................43


ARTICLE XVII     RIGHT TO EXTEND TO AFFILIATES..........................................................43


ARTICLE XVIII    ASSIGNMENT.............................................................................43


ARTICLE XIX      MUTUAL REPRESENTATIONS, WARRANTIES AND EXCLUSION.......................................44

                     19.1   Representations and Warranties..............................................44
                     19.2   Representation and Warranties of TCS........................................45
                     19.3   Exclusion of Warranties.....................................................46
                     19.4   Exclusion of Consequential Loss.............................................46




ARTICLE XX       ARBITRATION AND CONSTRUCTION...........................................................47

                     20.1   Law.........................................................................47
                     20.2   Dispute Resolution..........................................................47
                     20.3   Arbitration.................................................................47


ARTICLE XXI      FORCE MAJEURE..........................................................................48


ARTICLE XXII     MISCELLANEOUS..........................................................................49

                     22.1   Severability................................................................49
                     22.2   No Exclusion of Legal Rights................................................49
                     22.3   Survival....................................................................49
                     22.4   Entire Agreement............................................................50
                     22.5   No Further License..........................................................50
                     22.6   Adverse Event Reporting.....................................................51
                     22.7   Waiver......................................................................51
                     22.8   Relationship to the Parties.................................................51
                     22.9   EC Regulations..............................................................52
                     22.10  Language....................................................................52
                     22.11  Titles......................................................................53
                     22.12  Amendments..................................................................53
                     22.13  Tradenames..................................................................53
                     22.14  Successors and Assigns......................................................53


                                   APPENDICES
                                   ----------


APPENDIX A       TCS PATENTS...........................................................................A-1


APPENDIX B       SAMPLE INVOICE........................................................................A-2


APPENDIX C       ELEMENTS OF FULLY ABSORBED MANUFACTURING COSTS........................................A-3

                        L I C E N S E   A G R E E M E N T
                        ---------------------------------

         THIS LICENSE AGREEMENT, made and entered into as of ______________ (the "Effective Date") by and between T CELL SCIENCES, INC., a corporation organized and existing under the laws of the State of Delaware, USA, having its principal offices at 119 Fourth Avenue, Needham, MA 02194, USA (hereinafter referred to as "TCS") and NOVARTIS PHARMA AG, a corporation organized and existing under the laws of Switzerland, having its principal offices at Lichstrasse 35, CH-4002 Basel, Switzerland (hereinafter referred to as "Novartis")

         WHEREAS TCS owns or controls and/or has the right to grant licenses to certain patent rights and know-how relating to a protein known as soluble complement receptor type 1 ("sCR1") and derivatives thereof, methods of their production, including recombinant methods employing genes coding for their expression, and human therapeutic uses thereof, including uses of such genes in gene therapy or genetically modified organs and tissues; and

         WHEREAS TCS has rights to grant licenses under the TCS Patents (as hereinafter defined) and TCS Know-How (as hereinafter defined); and

         WHEREAS TCS and Novartis have entered into an Agreement (hereinafter referred to as the "Option Agreement") in which TCS has granted Novartis an exclusive option to enter into an exclusive worldwide license relating to the Licensed Materials (as hereinafter defined) and Licensed Products (as hereinafter defined) in the Field (as hereinafter defined); and

         WHEREAS Novartis desires to exercise its option under Section 2.1 of the Option Agreement as set forth in Section 2.4 of the Option Agreement and to obtain a license under the TCS Patents and TCS Know-How in accordance with the terms and conditions set forth herein.

                                   WITNESSETH
                                   ----------

         NOW, THEREFORE in consideration of the covenants and obligations hereinafter contained and intending to be legally bound the Parties (as hereinafter defined) do hereby agree as follows:


                                   ARTICLE I
                                   ---------

                                   DEFINITIONS
                                   -----------

         Unless specifically provided otherwise, the terms in this License Agreement with initial letters capitalized, whether used in the singular or plural, shall have the meaning set forth in the Option Agreement or set forth below or the meaning as designated in places throughout this License Agreement.

1.1 "Agency" shall mean any governmental regulatory authority responsible for granting health or pricing approvals, registrations, import permits, and other approvals required before the Licensed Materials or Licensed Products may be tested or marketed in any country of the Territory.

1.2 "Agreement Year" shall mean each successive twelve (12) month period commencing on the Effective Date during the term of this License Agreement.

1.3 "Calendar Quarter" shall mean the respective periods of three (3) consecutive calendar months ending on 31 March, 30 June, 30 September and 31 December.

1.4 "Calendar Year" shall mean each successive period of twelve (12) months commencing on 1 January and ending on 31 December.

1.5 "Combination Products" shall mean a multi-component product or service of which a Licensed Product is a component that is not separately invoiced.

1.6 "Effective Date" shall mean the date first set forth above.

1.7 "FDA" shall mean the United States Food and Drug Administration or any successor regulatory authority in the United States.

1.8. "First Commercial Sale" shall mean, with respect to a Licensed Product, the first sale by Novartis, its Affiliates and/or sub-licensees for use or consumption by the public of such Licensed Product in a country after all required approvals, including marketing and pricing approvals, have been granted by the governing health authority of such country.

1.9 "IND" shall mean an Investigational New Drug Application, or the like, as defined in the applicable laws and regulations of the governmental drug regulatory agencies in each country.

1.10 "JHU" shall mean The Johns Hopkins University.

1.11 "JHU Agreement" shall mean the License Agreement, effective as of November 25, 1988, by and between JHU and Brigham and Women's Hospital and TCS, as amended.

1.12 "Major Market Country" shall mean USA, UK, Germany, France, Spain, Italy and Japan.

1.13 "NDA" shall mean a New Drug Application in the US or the corresponding application for authorization for marketing of the Licensed Product in any other country, as defined in the applicable laws and regulations and filed with the Agency of a given country.

1.14 "Net Sales" shall mean the gross invoice price of Licensed Product, sold by Novartis, its Affiliates or sub-licensees to independent, non-Affiliate, third-party customers in bona fide, arms-length transactions, after deducting, if not previously deducted in the amount invoiced or received:

         (a) quantity and/or cash discounts actually allowed or taken;

         (b) freight, postage and shipping insurance invoiced to the customer;

         (c) customs duties and taxes, if any, directly related to the sale;

         (d) amounts repaid or credited by reason of rejections, return of goods, retroactive price reductions specifically identifiable as relating to Licensed Product; provided, that, deductions due to retroactive price reductions in any Calendar Quarter shall not exceed fifty percent (50%) of royalties being paid to TCS in such Calendar Quarter;

         (e) amounts incurred resulting from governmental (or an agency thereof) mandated rebate programs;

         (f) third party rebates and chargebacks clearly related to the sale of Licensed Product to the extent actually allowed; and

         (g) as agreed by the parties in writing, any other specifically identifiable amounts included in Licensed Product's gross sales that were or ultimately will be credited and that are substantially similar to those listed hereinabove.

         The amount of Net Sales for any period shall be determined on the basis of sales recorded in such period in accordance with U.S. Generally Accepted Accounting Principles consistently applied.

1.15 "Party" shall mean either TCS or Novartis as the context requires and "Parties" shall mean, collectively, TCS and Novartis.

1.16 "Regulatory Approvals" shall mean all permissions which are necessary for the manufacture and use of the Licensed Materials and the manufacture, use, distribution and sale of the Licensed Products including the definition of the price of the Licensed Products and reimbursement conditions established by any Agency in the Territory.

1.17 "Regulatory Submissions" shall mean any submissions related to the investigative use and/or marketing approval of the Licensed Materials or Licensed Products filed with any Agency with which the Licensed Materials or Licensed Products must be registered or approved for the manufacture and use of the Licensed Materials, and the manufacture, use, distribution and sale of the Licensed Products in any country.


                                   ARTICLE II
                                   ----------

                                    LICENSES
                                    --------

2.1 Grant

         Subject to the terms of this License Agreement, TCS hereby grants to Novartis and Novartis hereby accepts (a) an exclusive, royalty-bearing license under and to the TCS Patents and TCS Know-How to (i) develop, have developed, import, make or have made for use, and to use the Licensed Materials, other than TP10-HD in an injectable non-colloidal dose form in Japan, in the Territory in the Field (ii) develop, have developed, import, make or have made, offer for sale, sell and otherwise distribute in the Territory, Licensed Protein in, or in connection with, Monitoring Technology in the Field and (iii) develop, have developed, import, make or have made for use, sale, distribution and offer for sale and to use, sell, distribute and offer to sell in the Territory, the Licensed Products, other than the injectable non-colloidal dose form of TP10-HD in Japan, in the Field and (b) a co-exclusive with YPC, royalty bearing license in Japan, under and to the TCS Patents and Know-How, to (i) develop, have developed, import, make or have made for use, and to use TP10-HD in an injectable non-colloidal dose form in Japan in the Field and (ii) develop, have developed, import, make, have made for use, sale, distribution and offer for sale and to use, sell, distribute and offer to sell the injectable non-colloidal dose form of TP10-HD, in the Field (hereinafter referred to as "License").

2.2 Sub-licensing

         The License shall include the right to sub-license provided that (i) Novartis warrants that any sub-licensee agrees to be bound by the applicable terms of this License Agreement;

and (ii) Novartis guarantees the performance of any sub-licensee and TCS shall be entitled to treat as a breach of this License Agreement by Novartis any failure of performance or lack of performance by any sub-licensee as the case may be, for all purposes and subject to Article 15 hereof. Such sub-license shall not include the right to sub-license.

2.3 Japan

         (a) Novartis acknowledges that YPC also has co-exclusive rights pursuant to the Japan Agreement to practice under the Japan Patents and the Japan Technology to make, have made, use and sell the injectable non-colloidal dose form of TP10-HD sold for therapeutic use in humans in Japan, and, that YPC's rights are co-exclusive with those granted to Novartis in Section 2.1(b) of this License Agreement. The royalty rate paid by Novartis to TCS on any sales by Novartis, its Affiliates or sub-licensees under these co-exclusive rights shall be calculated as set forth in Section 3.3 hereof.

         (b) Should TCS recover, if ever, exclusive rights to the TCS Patents and TCS Know-How, with respect to the injectable non-colloidal dose form of TP10-HD in the Field in Japan, then TCS shall notify Novartis in writing and, at no additional cost to Novartis save for milestone payments as set forth in
Section 3.2 and running royalties as set forth in Section 3.3 payable on Net Sales of the Licensed Protein Product in such country, Novartis shall automatically have an exclusive, royalty-bearing license (with the right to sub-license) in Japan, under and to the TCS Patents and TCS Know-How, to develop, have developed, import, make or have made for use, sale, distribution and offer for sale and to use, sell, distribute and offer to sell the injectable non-colloidal dose form of TP10-HD in the Field.

2.4 Limitations. Nothing in this License Agreement shall be construed to abridge, infringe, or provide to Novartis the nonexclusive rights under TCS Patents granted to CytoTherapeutics, Inc. ("CTI") to develop products incorporating nucleic acid sequences encoding sCR1 in living cells which are encapsulated in a permeable membrane, under the terms of the License Agreement, effective as of April 24, 1996, by and between TCS and CTI.

                                   ARTICLE III
                                   -----------

                                  CONSIDERATION
                                  -------------

3.1 Down Payment

         In consideration of the research and development investments made by TCS in connection with the Licensed Protein, Novartis shall pay to TCS the sum of XXXXXXXXXXXX , which payment shall be due and payable on the Closing Date. Such payment shall be non-refundable and non-creditable.

3.2 Milestone Payments

         In further consideration of the research and development investments made by TCS, Novartis shall pay to TCS the following non-refundable, non-creditable milestone payments upon the first achievement of the milestone events set forth in Table I below with respect to a Licensed Product:


                                     Table I

----------------------------------------------------------------------- -------------------------
                                 Milestone Event                              Payment Due
----------------------------------------------------------------------- -------------------------
1.  First non-rejected IND filing                                       XXXXXXXXXX
in North America, EEU, Switzerland or a Major Market Country
----------------------------------------------------------------------- -------------------------
2.  Initiation of first Phase III study in                              XXXXXXXXXX
either allotransplantation or xenotrans-
plantation, not both, in North America,
EEU, Switzerland or a Major Market Country(1)
----------------------------------------------------------------------- -------------------------
3.  First NDA/PLA approval in a Major Market Country                    XXXXXXXXXXX
----------------------------------------------------------------------- -------------------------
4.  First Commercial Sale in each of the first four (4) Major           XXXXXXXXXXX
Market Countries
----------------------------------------------------------------------- -------------------------

--------
(1) In the event no Phase III study has been initiated in North America, EEU, Switzerland or a Major Market Country by the time Milestone Event 3 (First NDA/PLA approval in any Major Market Country) occurs, the occurrence of Milestone Event 3 shall trigger payment of Milestone 2 in addition to Milestone
3. If Novartis' payment of Milestone 2 is triggered in this way, Novartis will not be obligated to repay Milestone 2 in the event that a Phase III study is initiated in North America, EEU, Switzerland or a Major Market Country thereafter.

         The phrase "the initiation of first Phase III study" as used in this
Section 3.2, shall mean the date the first patient is dosed on behalf of Novartis in the first pivotal Phase III clinical trial in the Field.

         (a) Novartis shall notify TCS in writing within fifteen (15) days upon the achievement of each milestone event and TCS shall send Novartis an Invoice for the milestone payments due in accordance with the foregoing. Novartis shall effect payments due within fifteen (15) days after receipt by Novartis of such Invoice in accordance with TCS' instructions.

         (b) For purposes of making said payments, Novartis shall promptly advise TCS in writing of each IND and NDA filed by Novartis in each Major Market Country relating to the Licensed Products as well as each IND and NDA approved or received by it.

         (c) The milestone payments shall only be payable if, at the time they become due, this License Agreement is still in force.

3.3 Royalties

         Novartis also shall pay to TCS royalties at the royalty rates set forth below on aggregate Net Sales in the Territory of each Licensed Product or Licensed Protein in, or in connection with, Monitoring Technology sold by Novartis, its Affiliates and sub-licensees on a country-by-country and Calendar Quarter basis, in the Territory as follows:

         (a) a "patent royalty" on Net Sales shall be due as provided in Table II below until the expiry of the last to expire of the TCS Patents granted in such country which would be infringed by the sale of said Licensed Product in that country but for the license granted hereunder, and for such additional period (if any) for which the effective period of patent protection for such product is extended by any patent term extension, prolongation or equivalent measure (such as a Supplementary Protection Certificate in that Country).


                           Table II - Patent Royalties

---------------------------------------------------------------  -----------------------------  -------------------
                                                                       Net Sales (USD)               Royalty
                       Licensed Product                               per Calendar Year             (% of Net
                                                                                                     Sales)
---------------------------------------------------------------  -----------------------------  -------------------
In the Territory, excluding Japan until such time as Novartis' license in Japan becomes exclusive:
---------------------------------------------------------------  -----------------------------  -------------------
(A) Covered by one or more Valid Claims which are composition          1st 200 million              XXXXXXXXX
of matter claims                                                       2nd 200 million
                                                                 increment above 400 million
---------------------------------------------------------------  -----------------------------  -------------------
(B) Covered by one or more Valid Claims which are method             1st 200 million                XXXXXXXXX
of use claims, but not covered by any Valid Claim which              2nd 200 million
is a composition of matter claim                                 increment above 400 million
---------------------------------------------------------------  -----------------------------  -------------------
In Japan until such time as Novartis' license becomes exclusive:
---------------------------------------------------------------  -----------------------------  -------------------
(C) Covered by one or more Valid Claims which are composition               All                     XXXXXXXXX
of matter claims and/or method of use claims
---------------------------------------------------------------  -----------------------------  -------------------


         (b) in non-patent countries with respect to TCS Know-How, and in patent countries with respect to (1) patent applications which are pending but not yet issued ("pending patent applications") and (2) expired patents, until such time as (A) the TCS Know-How enters the public domain other than through the actions of Novartis, its Affiliates or its sub-licensees or (B) in the case of a pending patent application, the patent is issued or the pending patent application abandoned, a "know-how royalty" XXXXXXXXXX of Net Sales shall be paid on a country-by-country basis, with respect to sales made during the period commencing with the date of the First Commercial Sale of any Licensed Product in that country and terminating (i) twelve (12) years from the date of the First Commercial Sale of any Licensed Product in that country, or (ii) in the case of an EEA member state, ten (10) years from the date of the First Commercial Sale of any Licensed Product in that country, or (iii) in either case, for such shorter period as imposed by applicable law for an exclusive know-how license. In the case of a pending patent application, if, at such time as a patent is issued, no generic equivalent of the Licensed Product has been introduced into the market in the related country, Novartis shall pay to TCS the difference between the know-how royalty actually paid pursuant to this Section 3.3(b) and the royalty which would have been paid pursuant to Section 3.3(a) had the patent been issued for the period from the later of (1) the Effective Date hereof and
(2) the date such patent application was filed with the appropriate government authority in such country through the date the patent was issued. Such payment will be made by Novartis within thirty (30) days after it receives an Invoice accompanied by appropriate documentation for such amount. Notwithstanding anything in this Section 3.3(b) to the contrary, in the case of a pending patent application which is abandoned, the "know-how royalty" as set forth herein will continue to be paid in accordance with the terms of this Section 3.3(b).

         (c) Combination Products

                  (i) Licensed Protein Products. In the event that the Licensed Protein Products are sold by Novartis in Combination Products, the Net Sales value of the Licensed Protein Products included in the Combination Products shall be determined using the following formulae:

                      (A) If the Licensed Protein Products and other components ("Other Components") contained in the Combination Products are available separately, the Net Sales value for the purpose of calculating royalty payments shall be the result obtained by multiplying the Net Sales of the Combination Products by the fraction A/A+B where A is the invoice price of the Licensed Protein Products in the Combination Products and B is the price of all Other Components in the Combination Products.

                      (B) If the Combination Products include Other Components which are not sold separately, but the Licensed Protein Products contained in the Combination Products are available separately, the Net Sales value for the purposes of calculating royalty payments shall be the result of multiplying the Net Sales of the Combination Products by the fraction A/C where A is the price of the Licensed Protein Products and C is the invoiced price of the Combination Products.

                  (ii) Licensed Gene Therapy Product or a Licensed Organ or Tissue Product: In the event that a Licensed Gene Therapy Product or a Licensed Organ or Tissue Product is sold in a Combination Product, then the Net Sales value for the purposes of calculating royalty payments shall be based on the portion of the total invoice price for the Combination Product which is fairly allocable to the Licensed Gene Therapy Product or Licensed Organ or Tissue Product in comparison with the Other Components. Such portion shall be set in good faith negotiations between the Parties at such time as the filing of applications for marketing approval of the Combination Product are seriously being considered by Novartis and shall take into account all relevant factors, including, but not limited to, relative cost and therapeutic contributions of the components and the relative contributions of the Parties to the development of the components. In the event that the Parties are unable to agree on such a portion within six (6) months, the matter will be decided in accordance with the dispute resolution procedures set forth hereinafter.

         (d) Licensed Protein: Net Sales value of Licensed Protein sold in bulk, in, or in connection with Monitoring Technology by Novartis, its Affiliates or its sub-licensees to independent, non-Affiliate, third party customers in bona fide, arms-length transactions shall be calculated as follows: The total Net Sales of Licensed Products calculated in accordance with Section 1.16 shall be divided by the total number of grams of Licensed Protein contained therein to obtain the average Net Sales value per gram of Licensed Protein which shall then be multiplied by the total number of grams of Licensed Protein sold in bulk, in, or in connection with Monitoring Technology. This calculation shall be made separately for each country in which Licensed Protein is sold in bulk, in, or in connection with Monitoring Technology.

         (e) Reduction in Patent Royalty for Licensed Gene Therapy Products and Licensed Organ or Tissue Products. The royalty levels set forth in Sections 3.3(a)(i) and (ii) shall be reduced to one-fourth thereof in the case of Licensed Products which are Licensed Gene Therapy Products or Licensed Organ or Tissue Products; provided, that, in no event shall any such patent royalty rate be reduced to less than XXXXXXXXXX of Net Sales in the Territory of such Licensed Gene Therapy Product or Licensed Organ or Tissue Product.

         (f) Net Sales - Retroactive Price Reductions. In the event that calculated deductions due to retroactive price reductions for a particular Calendar Quarter exceed fifty percent (50%) of royalties payable to TCS in such Calendar Quarter, only the amount equal to fifty percent (50%) of such royalties will be deducted in such Calendar Quarter and the excess amount will be applied in subsequent Calendar Quarters.

3.4 Third Party Obligation - Reduction in Royalty

         In the event Novartis is required to obtain a license from any non-affiliated third party under any patent and is obligated to pay a royalty to such non-affiliated third party or parties in any country in respect of any Licensed Product or its method of use, for which royalties are due under Section 3.3, then Novartis shall have the right to deduct the amount of such royalties which Novartis pays to such non-affiliated third party or parties for such product in such country in a Calendar Quarter from the royalties to be paid to TCS under Section 3.3 for such product in such country in a Calendar Quarter; provided, that, (i) with respect to Licensed Protein Products, said reduction shall not reduce the royalties payable by Novartis to TCS to below the "know-how royalty" set forth in Section 3.3(b) and (ii) with respect to Licensed Gene Therapy Products and Licensed Organ or Tissue Products, said reduction shall not reduce the royalties payable by Novartis to TCS below XXXXXXXXXX as set forth in
Section 3.3(e) TCS shall remain responsible for any royalty obligations due to third parties under the TCS Patents which have been licensed to TCS and are sub-licensed to Novartis hereunder.

3.5 Third Party Competition - Reduction in Know-How Royalty

         In the event substantial competition in the sale of a Licensed Product arises in a country in which no patent royalty is due pursuant to Section 3.3(a), as a result of an independent third party market introduction of a product containing the chemical or functional equivalent of a Licensed Materials or Licensed Products, then any know-how royalty otherwise payable for said country pursuant to Section 3.3(b) shall be reduced by an amount in compensation for said competition as shall be negotiated in good faith by the Parties; provided, that said reduction shall not exceed, on a quarterly basis, fifty percent (50%) of said know-how royalty due for such country under Section 3.3(b) or 3.3(e); and such reduction shall commence with the first full Calendar Quarter following Novartis' written notification to TCS of the existence of said substantial competition. "Substantial competition" as used in this Section 3.5 shall mean unit sales of the third party product which totals XXXXXXXXXX of the unit sales of Licensed Product in such country over any three (3) month period. Such substantial competition shall be measured by comparing Novartis' unit sales and those of the third party, as reported by IMS America or another reputable, independent market research firm acceptable to both Parties.

3.6 Payments

         (a) All payments due to TCS under this License Agreement, other than the royalty payments due pursuant to Section 3.3, shall be made in United States dollars and shall be paid by wire transfer to a bank account designated by TCS within thirty (30) days after receipt of the related invoice in the form of Appendix B, hereto ("Invoice"), but in no case earlier than the date due and the costs of such remittance shall be borne by Novartis. All royalty payments due pursuant to Section 3.3 shall be paid in United States dollars by check, which check shall be sent to TCS at the same time as the corresponding written report sent pursuant to Section 3.6(b). Interest shall accrue on late payments compounded monthly at the prime lending rate for United States dollars as published from time to time in the Wall Street Journal plus two percent (2%) from the date payment fell due until the actual date that payment is received by TCS.

         (b) Quarterly Royalty Obligations. During the term of this License Agreement following the First Commercial Sale of a Licensed Product or Licensed Protein in, or in connection with, Monitoring Technology, Novartis shall furnish to TCS once each Calendar Quarter a written report for the Calendar Quarter showing the sales of all Licensed Product(s) or Licensed Protein in, or in connection with, Monitoring Technology subject to royalty payments sold by Novartis, its Affiliates and its sub-licensees in each country during the reporting period and the royalties payable under this License Agreement. Reports shall be due sixty (60) days following the close of each Calendar Quarter. Novartis shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

         (c) Royalty Exchange Rate. All royalty payments due under this License Agreement shall be made in United States dollars and shall be determined on the basis of Novartis' quarterly standard account of sales which represents the conversion of all local currency sales for a Calendar Quarter to Swiss francs at the "Average Quarterly Exchange Rate" (hereinafter defined) for such Calendar Quarter in which the sales are recorded. The Average Quarterly Exchange Rate is the average of the exchange rates published in the London Times at the close of each business day in London over the last thirty (30) days of the Calendar Quarter in which the sales are recorded. The exchange rate between the Swiss franc and the United States dollar for the Calendar Quarter payment to TCS shall be the Average Quarterly Exchange Rate for the Calendar Quarter in which the sales are recorded.

         (d) All amounts of royalties payable by Novartis pursuant to this
Article 3 shall be paid in United States dollars without deducting or withholding therefrom any tax, duty, charge, conversion or remittance fee. If Novartis is required by law to make any deduction or withholding from any payment to TCS then:

                  (i) Novartis shall ensure that such deduction or withholding does not exceed the minimum legal liability therefore and shall forthwith pay to TCS such additional amount as will result in the receipt by TCS of the full amount which would otherwise have been received hereunder had no such deduction or withholding been made and shall remit the amount of such tax to the appropriate taxation authority;

                  (ii) not later than thirty (30) days after each deduction or withholding of any taxes, Novartis shall forward to TCS such documentary evidence as may be reasonably required by TCS in respect of the deduction, withholding or payment; and

                  (iii) if and whenever TCS determines in its discretion that it has finally obtained a credit for any deduction or withholding as aforesaid against its own liability for tax by setting the whole or part thereof against payments made by it under deduction of tax, TCS shall notify Novartis, and shall simultaneously pay to Novartis an amount such that TCS retains, taking into account the original payment from Novartis and the tax credit, such amount as it should originally have received from Novartis but for the withholding or other deduction.


                                   ARTICLE IV
                                   ----------

                     DEVELOPMENT AND DISCLOSURE OF KNOW-HOW
                     --------------------------------------

4.1 Research and Development by Novartis. Novartis shall use reasonable commercial efforts, consistent with the usual practice followed by Novartis in pursuing the commercialization and marketing of its other similar pharmaceutical products, at its own expense, to develop and commercialize Licensed Product on a commercially reasonable basis. Novartis shall, at its own cost and expense, perform all research and development activities necessary or appropriate to obtain and maintain in full force and effect Agency approval in each Major Market Country for the marketing of Licensed Product in the Field, whether allotransplantation or xenotransplantation. Novartis shall at the earliest possible time, consistent with sound scientific and business principles, file applications for Agency approval to sell at least one Licensed Product in each Major Market Country and other countries where there is a reasonable market opportunity. Without limiting the generality of the foregoing, such activities shall include all toxicology, pharmacology, pharmaceutical, physical and analytical, pre-clinical and clinical studies and evaluations not already performed by TCS.

4.2 Research and Development by TCS. In the event Novartis and TCS agree that it is appropriate for TCS to carry out research and/or development support activities, the Parties will work together to develop a research plan for carrying out such activities ("Research Plan"). TCS agrees that it will perform all such research and/or development activities in strict accordance with the Research Plan. Novartis shall provide the funding to carry out the activities elaborated in the Research Plan.

4.3 Development Plan. Novartis shall prepare a development plan for the development of Licensed Protein in the Field (the "Development Plan") and provide TCS with a copy of it when it becomes available. The Development Plan provided to TCS is subject to modifications as additional information becomes available. Each major modification of the Development Plan shall be communicated to TCS upon its approval by Novartis' management. TCS acknowledges and agrees that the Development Plan will be provided to it by Novartis for informational purposes only, and TCS shall have no right to approve or require changes to the Development Plan.

4.4 Supply of TP-10

         Novartis shall supply TCS free-of-charge with all quantities of TP-10 required by TCS to carry out the activities required under the Research Plan, if any, pursuant to Section

4.2. TCS shall keep accurate records regarding use and disposition of such material and shall provide Novartis with such reports and records as the Parties mutually agree are required to verify such use and disposition.

4.5 Progress Reports

         Within sixty (60) days after the end of each calendar half year TCS and Novartis shall each provide to the other progress reports on the work performed and actions taken in such calendar half year with respect to the Development Plan and the Research Plan, if any, including, without limitation, updates on clinical trials, results, Regulatory Submissions and Regulatory Approvals.

4.6 Exclusivity

         During the term of this License Agreement, TCS shall not grant to any third party any right or license in or to sCR1sLex in the Field.

4.7 Disclosure of Know-How

                  Subject to the provisions of Section 8, TCS shall, to the extent it is free to share such information, promptly within three (3) months after the Effective Date disclose to Novartis all TCS Know-How relevant to the Field then in its possession that has not been disclosed prior to the Effective Date. From time to time during the term of this Agreement, each Party, to the extent such Party is free to share such information, shall make available to the other Party Know-How which the other Party reasonably requires to facilitate, in the case of Novartis, its research, development and commercialization of the Licensed Products and/or Licensed Protein in, or in connection with, Monitoring Technology in the Field, in the case of TCS, its research, development and commercialization of Licensed Protein outside the Field. TCS shall have an option to obtain from Novartis a license under and to the Novartis Patents and Novartis Know-How on reasonable terms for such purposes. Each Party shall grant to the other Party the right to cross-reference the safety and manufacturing data in IND filings it makes in connection with a Licensed Product to the extent such cross-reference is reasonably required by the other Party. Each Party shall provide its Know-How to the other Party in the form that it exists. It is expressly understood that, for the purposes of this Section 4.7 only, Know-How shall exclude all full reports of clinical and non-clinical studies other than those relating to the Licensed Protein, registration files and the like including correspondence with regulatory authorities, and summaries of clinical and non-clinical studies other than those related to Licensed Protein shall replace full reports.

4.8 TCS shall, at Novartis' request, provide a letter to the FDA transferring to Novartis sponsorship of TCS' INDs covering the Licensed Materials or Licensed Products in the Field.


                                    ARTICLE V
                                    ---------

                    REGULATORY APPROVALS AND COMMENCEMENT OF
                    ----------------------------------------
                                    MARKETING
                                    ---------

5.1 Exchange of Clinical Investigation Information

     Each Party shall provide to the other Party a summary/outline of the protocol for any clinical investigation involving the Licensed Protein to be undertaken by, or on behalf of such Party, or, in the case of TCS, to be undertaken by another licensee, other than protocols of investigations which essentially duplicate earlier investigations in the same or different countries, to the extent TCS is free to share such information. Novartis may provide such summaries/outlines as part of the progress reports to be provided to TCS pursuant to Section 4.5. These protocol summaries/outlines will be provided for informational purposes only, and the receiving Party shall have no right to approve or require changes to the related protocols. Each such protocol summary/outline shall be considered the Proprietary Information of the Party providing it and accordingly shall be kept confidential by the receiving Party.

5.2 Failure by Novartis to obtain Regulatory Approvals or Commence to Market

         In the event that Novartis fails to submit any Regulatory Submission in any Major Market Country within the Territory in accordance with Section 4.1 hereof, or having obtained Regulatory Approval Novartis fails to commence to market a Licensed Product in any Major Market Country within the Territory within one (1) year of having obtained such approval, then the licenses granted with respect to that Major Market Country shall terminate and all rights with respect to the Licensed Products and Licensed Protein in, or in connection with, Monitoring Technology with respect to that Major Market Country shall revert to TCS and TCS shall be free to market the Licensed Products and/or the Licensed Protein in, or in connection with, Monitoring Technology in the Field in such Major Market Country itself or through its sub-licensees, and the provisions of
Section 15.4 shall apply; provided, however, that the licenses granted hereunder shall not terminate in such Major Market Country if (i) the failure is attributable to causes beyond Novartis' control and Novartis is continuing in good faith to obtain Regulatory Approval for, or to sell, the Licensed Products in such Major Market Country or (ii) Novartis has a legitimate business reason to postpone the launch of the Licensed Product. In the event that Novartis has not made its First Commercial Sale within four (4) years of the Effective Date of this Agreement, Novartis shall reimburse TCS for any amounts paid to JHU as minimum annual royalty or otherwise up to a maximum of XXXXXXXXX per annum.

5.3 Commenced to Market

         Novartis shall be deemed to have commenced to market a Licensed Product commercially in the Territory only when it, its Affiliate or its sub-licensee shall have commenced to promote the sale of the Licensed Product in the Territory and have offered it regularly for sale in the Territory using the same distribution channels and methods, exercising the same diligence and adhering to the same standards that such entity employs in marketing its own pharmaceutical products in the Territory. All costs and expenses of marketing, distributing and selling the Licensed Products shall be borne by Novartis.


                                   ARTICLE VI
                                   ----------

                              ACCOUNTING PROCEDURE
                              --------------------

6.1 Record Keeping

         Novartis shall keep, and Novartis shall ensure that its Affiliates and sub-licensees shall keep complete and accurate records in connection with the payments provided for under this License Agreement. TCS shall have the right upon written notice and only once per year to nominate an independent firm of certified public accountants of nationally recognized standing and reasonably acceptable to Novartis who shall have access to the books and records of Novartis, its Affiliates and/or its sub-licensees as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any Calendar Year ending not more than twenty four (24) months prior to the date of such request during reasonable business hours for the purpose of verifying any amounts payable under this License Agreement. The accountants shall report only on the accuracy of the information provided by Novartis and whether additional royalties are owed. These rights with respect to any Calendar Year shall terminate two (2) years after the end of such Calendar Year; provided, however, that in the event that the accountants discover a material (i.e. greater than five percent (5%)) discrepancy in the payments made to TCS by Novartis, TCS shall have the right to have the accountants review the relevant books and records of Novartis, its Affiliates and/or sub-licensees for the three (3) years (or any portion thereof) immediately preceding the two (2) year period already reviewed.

         If such accountants conclude that additional royalties were owed by Novartis during the period, Novartis shall pay the additional royalties within thirty (30) days after receipt by Novartis of an Invoice for such royalties accompanied by a copy of such accountants' written report so concluding. If such accounts conclude that an overpayment of royalties was made by Novartis during the period, TCS shall reimburse the amount of such overpayment to Novartis within thirty (30) days after receipt by TCS of such accountants' written report so concluding. The fees and expenses of the accountants performing such verification shall be borne by TCS unless such accountants discover a material (i.e. greater than five percent (5%)) discrepancy in the payments made to TCS by Novartis in which event the fees and expenses of the accountants shall be borne by Novartis.

         Novartis further agrees that, upon written request from TCS, it shall provide a certified report from an independent firm of certified public accountants to be generated during the next regularly scheduled external audit of Novartis' business regarding the royalties owed by Novartis to TCS for the period covered by such regularly scheduled audit. TCS acknowledges that any such report will provide aggregated royalty information only and will not include information on an individual Novartis Affiliate basis.


                                   ARTICLE VII
                                   -----------

                        INDEMNIFICATION AND HOLD HARMLESS
                        ---------------------------------

7.1 Novartis Indemnity

         Subject to the provisions of Section 7.3, Novartis shall defend and indemnify and hold harmless TCS and its Affiliates and their respective directors, officers, agents and employees from and against any and all losses, liabilities, claims, damages, penalties, fines, costs and expenses (including reasonable legal fees and other litigation costs, regardless of outcome) arising out of any and all governmental or private actions (or their insurers under rights of subrogation or otherwise) that are related in any way (i) to Novartis', its Affiliates' and/or sub-licensees' development, importation, manufacture, storage or use of the Licensed Materials or Novartis', its Affiliates' and/or sub-licensees' development, importation, sale, manufacture, storage, or use of the Licensed Products or Licensed Protein in, or in connection with, Monitoring Technology; (ii) to Novartis' supplying of TP-10 to TCS pursuant to Section 15.1; (iii) to any claim of failure by Novartis, its Affiliates and/or sub-licensees to comply with governmental requirements relating to the Licensed Materials and/or Licensed Products including, but not limited to, the reporting of adverse event and safety information; or (iv) to Novartis', its Affiliates' and/or sub-licensees negligence or any acts or omissions by Novartis in connection with the Licensed Materials or Licensed Products or in violation of its obligations under this License Agreement.

7.2 TCS Indemnity

         Subject to the provisions of Section 7.3, TCS shall defend and indemnify and hold harmless Novartis, its Affiliates and its sub-licensees and their respective directors, officers, agents and employees from and against any and all losses, liabilities, claims, damages, penalties, fines, costs and expenses (including reasonable legal fees and other litigation costs, regardless of outcome) arising out of any and all governmental or private actions (or their insurers under rights of subrogation or otherwise) that are related in any way
(i) to the development, manufacture, packaging, storage, use, marketing, promotion, distribution, importation and sale of the Licensed Materials and/or Licensed Products by TCS, any Affiliate of TCS or any licensee of TCS other than Novartis; (ii) to any claim of failure by TCS, its Affiliate or any licensee of TCS other than Novartis to comply with governmental requirements relating to the Licensed Materials and/or Licensed Products including, but not limited to, the reporting of adverse event and safety information; or (iii) to TCS', its Affiliate's or licensee's negligence or any acts or omissions by TCS, any Affiliate of TCS or any licensee of TCS other than Novartis in connection with the Licensed Materials or Licensed Products or in violation of its obligations under this License Agreement.

7.3 Indemnity Procedure

         The Party to be indemnified (the "Indemnitee") shall notify the indemnifying party (the "Indemnitor") in writing promptly, but no later than fifteen (15) days after becoming aware, of any claims, suits, actions or proceedings made or instituted against it or which may be made or instituted against it in respect of which indemnification may be sought hereunder. The Indemnitee shall cooperate with the Indemnitor in the defense of any claim. The Indemnitor shall have the right to select defense counsel and direct the defense or settlement of any such claim or suit. The Indemnitee shall have the right to select and obtain representation by separate legal counsel, at its own expense.

7.4 Insurance

         (a) TCS hereby warrants that it maintains a policy or program of insurance at levels no less than one million United States dollars (US$1,000,000) for each occurrence and in the aggregate to support the indemnification obligations assumed under this Article 7.

         (b) Novartis hereby warrants that it maintains a policy or program of insurance or self-insurance at levels sufficient to support the indemnification obligations assumed under this Article 7.


                                  ARTICLE VIII
                                  ------------

                                 CONFIDENTIALITY
                                 ---------------

8.1 Confidentiality Obligations

         Each Party shall receive and keep all Proprietary Information in complete confidence in the same manner and with the same protection as such Party maintains for its own Proprietary Information and hereby covenants not to use such Proprietary Information or any part of it except for the purposes of this License Agreement or disclose or make such Proprietary Information or any part of it available to third parties except:

         (a) to its employees and responsible sub-contractors or agents (including attorneys) who require such Proprietary Information for the express purposes of this

License Agreement and who are bound in writing to the receiving Party in a manner consistent with the confidentiality provisions of this License Agreement; provided, that, TCS shall not have the right to share Novartis Proprietary Information in the Field with TCS' sub-licensees without the prior written consent of Novartis which consent shall not be unreasonably withheld;

         (b) for disclosure to governmental health or regulatory agencies for the purpose of obtaining and maintaining any necessary regulatory approvals for the Licensed Materials or Licensed Products in the Territory (and then, to the fullest extent possible, only under conditions of confidentiality);

         (c) to the extent that the disclosing Party may agree in writing;

         (d) to the extent that such can be clearly demonstrated by prior written documents in its possession to be known to the receiving Party or an Affiliate of the receiving Party from a source other than the disclosing Party or an Affiliate of the disclosing Party who is not in breach or default of any confidentiality obligation to the disclosing Party or an Affiliate of the disclosing Party at the time of receipt from the disclosing Party hereunder;

         (e) to the extent that such is a matter of public knowledge at the time of disclosure hereunder or becomes a matter of public knowledge other than by breach of this License Agreement by the receiving Party, its employees or anyone that received Proprietary Information from the receiving Party;

         (f) to the extent that it is required by law or bona fide legal process to be disclosed (and then, to the fullest extent possible, only under conditions of confidentiality).

         Each Party specifically agrees that, except as shall be necessary for governmental notification purposes or to comply with applicable laws and regulations, it will not provide a copy of the Option Agreement, this License Agreement, the Stock Purchase Agreement or any other related agreement to any third party except its employees, Affiliates and responsible sub-contractors or agents (including attorneys) who require such copy for the express purposes of this License Agreement and who are bound in writing to the Party providing the copy in a manner consistent with the confidentiality provisions of this License Agreement without the prior written consent of the other Party hereto.

8.2 Prior Confidentiality Agreements

          Proprietary Information disclosed by either Party to the other Party prior to the Effective Date of this License Agreement under any previous agreements between TCS and Sandoz Pharma Ltd and/or under the Option Agreement shall be treated as Proprietary Information under this Article 8 notwithstanding the expiration of the prior Confidentiality Agreements and the expiration and/or termination of the Option Agreement. All Proprietary Information disclosed by either Party to the other Party after the Effective Date of this License Agreement shall be governed by this Article 8.

8.3 Public Announcement

         Except as shall be necessary for governmental notification purposes or to comply with applicable laws and regulations, and except as otherwise agreed to by the Parties in writing, the Parties agree to keep the existence of this License Agreement, and the transactions contemplated hereby, and any proposed termination hereof, strictly confidential. The Parties shall agree upon the text of an initial public announcement relating to the transactions contemplated by this License Agreement as soon as possible after the Effective Date. Prior to making any subsequent public announcements regarding this License Agreement or the transactions contemplated herein, each Party agrees to provide the other Party a reasonable opportunity to review and comment upon such proposed subsequent announcement. Written agreement between the Parties shall be required prior to release of any such subsequent public announcement and such agreement shall not be unreasonably withheld.

                                   ARTICLE IX
                                   ----------

                            CLEARANCE OF PUBLICATIONS
                            -------------------------

         If either Party wishes to make any written or oral public disclosure (e.g., speeches or publications in scientific journals or other publications) relating to the Licensed Materials or Licensed Products in the Field, whether or not such disclosure involves the disclosure of Proprietary Information of the other Party, the Party seeking to make such public disclosure (the "Disclosing Party") shall provide the other Party with details of the proposed written or oral public disclosure and/or an advance copy of any proposed publication thirty
(30) days prior to the earlier of (i) the intended date of release or (ii) the submission of written text or abstract of a speech for oral presentation or of written material for publication. The other Party then shall have thirty (30) days to make any comments or recommend any changes it reasonably believes are necessary to preserve intellectual property rights or Proprietary Information and the incorporation of such changes shall not be unreasonably refused by the Disclosing Party; and if such other Party informs the Disclosing Party within thirty (30) days of receipt of an advance notice of a written or oral public disclosure or copy of a proposed publication (i) that such public disclosure or publication, in its reasonable judgment, is expected to have a materially adverse effect on its intellectual property rights or Proprietary Information, or (ii) of some other reasonable objection, the Disclosing Party shall use its best efforts to delay or prevent public disclosure or publication. Such delay shall be sufficiently long as to permit the timely preparation and filing of patent applications if the reason given by the other Party for delaying public disclosure or publication is that it would disclose patentable inventions.

                                    ARTICLE X
                                    ---------

                                     PATENTS
                                     -------

10.1 Changes to Patents

         TCS shall promptly advise Novartis of any additions to, or deletions from, the TCS Patents set forth in Appendix A including the issuance of patents upon any patent application included therein. Novartis shall promptly advise TCS of any patent applications and issuance of any patents falling within the Novartis Patents.

10.2 Ownership

         Know-How and any resulting inventions (whether patentable or not) which are made, conceived, reduced to practice or generated solely by TCS' employees or agents including TCS Patents shall belong exclusively to TCS. Know-How and any resulting inventions (whether patentable or not) which are made, conceived, reduced to practice or generated solely by Novartis' employees or agents including Novartis Patents shall belong exclusively to Novartis. TCS and Novartis shall each own a fifty percent (50%) undivided interest in any Know-How and any resulting inventions (whether patentable or not) made, conceived, reduced to practice or generated (i) jointly by employees, agents or other persons acting on behalf of both Parties including Joint Patents or (ii) either solely by TCS' employees or agents or jointly by employees, agents or other persons acting on behalf of both Parties while carrying out activities under the terms of Section 4.2 of this License Agreement. Subject to the terms of this License Agreement, each joint owner may make, use and sell jointly owned inventions, discoveries and Know-How including Joint Patents without accounting to the other joint owner in accordance with its undivided rights hereunder.

10.3 Filing and Prosecution of Patents

         TCS shall with respect to TCS inventions, and Novartis shall with respect to Novartis inventions, use reasonable efforts to file and prosecute TCS Patents and Novartis Patents claiming those inventions respectively. Each Party shall give the other reasonable opportunity to review and comment on any patent application filed and its prosecution. TCS shall have the right, but not the obligation, with respect to Novartis Patents, and Novartis shall have the right, subject to JHU's rights under the JHU Agreement, but not the obligation, with respect to TCS Patents, to assume responsibility for any Novartis Patents or TCS Patents which Novartis or TCS intends to abandon or otherwise cause or allow to be forfeited. Subject to the rights granted by TCS to JHU pursuant to the JHU Agreement, Novartis shall have the option, but not the obligation, to file patent applications for any jointly developed inventions at Novartis' cost in the joint names of TCS and Novartis. If Novartis notifies TCS that it does not wish to file patent application(s) on any jointly developed invention, TCS shall be free to do so at TCS' cost in the joint names of TCS and Novartis.

10.4 Enforcement of Patents

         In the event that TCS or Novartis become aware of any actual or threatened infringement of TCS Patents or Novartis Patents in the Field in the Territory, that Party shall promptly notify the other Party in writing and the Parties shall discuss how best to enforce the Patents. Unless otherwise agreed to in writing between the Parties, Novartis, in the case of the Novartis Patents and the Joint Patents, and TCS, in the case of the TCS Patents, shall have the right to take such action, at its own expense, as it deems appropriate to abate such infringement including patent litigation against such third party and to use the other Party's name in connection therewith. If Novartis, in the case of the Novartis Patents and the Joint Patents, or TCS, in the case of the TCS Patents, without good reason, does not abate such infringement or commence a particular infringement action within thirty (30) days after becoming aware of the actual or threatened infringement, then, TCS, in the case of the Novartis Patents and the Joint Patents, and Novartis, subject to JHU's rights under the JHU Agreement, in the case of the TCS Patents, shall be entitled to bring such action at its own expense. If either Party, without good reason fails to take appropriate action within twenty-one (21) days after Novartis and/or TCS have received notification of patent certification as set forth in Article 13, the other Party, after notifying the Party which failed to take action in writing, shall be entitled to bring such action at its own expense. The Party bringing an action under this Section 10.4 shall have full control over the conduct of such action, including the settlement thereof, and shall keep the other informed of the status of such action. Notwithstanding the foregoing, either Party shall have the right, but not the obligation, to appoint separate counsel to represent them, at its own expense, in any action brought by the other Party under this Section 10.4. In any event, TCS and Novartis shall assist one another and cooperate in any such action at the other Party's request without expense to the requesting Party. TCS and Novartis shall recover their respective actual out-of-pocket expenses (including reasonable attorneys fees), or equitably pro rated portions thereof, associated with any such action or settlement thereof from any recovery made by any Party. Any excess amounts shall be shared between the Parties with TCS receiving an amount equal to the result obtained by multiplying the excess amount by applicable royalty rate (as specified in Article 3) and Novartis receiving the remainder. For example, if the applicable royalty rate is xxxxxxxxxxx, TCS shall receive xxxxxxxxxxx of the excess amount, and Novartis shall receive xxxxxxxxxxx of the excess amount.


                                   ARTICLE XI
                                   ----------

                                   TRADEMARKS
                                   ----------

         Novartis shall have the right to sell the Licensed Product under its own trademark. All costs, expenses and risks of marketing, distributing and selling the Licensed Products pursuant to this License Agreement shall be borne by Novartis. The immediate packaging of Licensed Protein shall contain a legend indicating that the Licensed Protein is sold "Under license from T Cell Sciences, Inc." In the event that TCS changes its name, Novartis agrees to revise such legend at the next scheduled printing of such packaging. Notwithstanding the foregoing, in the event that such name change is the result of a merger by TCS with, or an acquisition of all or substantially all of TCS' assets by, a third party, operating in the pharmaceutical market, Novartis shall have the option in its sole discretion to discontinue including the above-referenced legend (or any later version thereof) on such packaging.


                                   ARTICLE XII
                                   -----------

           DRUG PRICE COMPETITION AND PATENT TERM RESTORATION ACT USA
           ----------------------------------------------------------
                  AND PATENT TERM EXTENSIONS IN OTHER COUNTRIES
                  ---------------------------------------------

12.1 Avoidance of Loss of Rights

         The Parties agree to cooperate in an effort to avoid loss of any rights which may otherwise be available to the Parties hereto under the provisions of the Drug Price Competition and Patent Term Restoration Act of 1984.

12.2 TCS to Provide Patent Information

         TCS shall provide relevant patent information to Novartis so that Novartis, as NDA applicant, may inform the FDA.

12.3 Cross-Reference Rights

         TCS shall grant Novartis cross-reference rights to relevant clinical or other regulatory files.

12.4 Extension of TCS Patents

         The Parties shall cooperate in determining, if applicable, which of TCS' Patents shall be extended pursuant to 35 USC ss.156, although Novartis shall have the final decision in this regard.

12.5 Patent Extensions

         TCS agrees that applications for patent extension are to be made by Novartis in the sixty (60) day period following NDA approval; consequently, the Parties agree that preparation for such application shall begin upon FDA's issuance of an "Approvable Letter".

12.6 Notice of Patent Certification

         Notice to a Party of any "patent certification" filed under 21 USC ss.355(b)(2)(A) by a third party FDA applicant which references a U.S. patent licensed hereunder shall be immediately provided to the other Party for possible action. TCS agrees that Novartis, on TCS' behalf, may initiate the necessary action to prevent such third party from obtaining FDA approval to market the Licensed Products.

12.7 No Actions or Agreements

         No actions or agreements which interfere with the above activities shall be undertaken or entered into after the Effective Date of the License Agreement.

12.8 Patent Term Restoration - Other Countries

         The Parties shall cooperate with each other in obtaining patent term restoration or supplementary protection certificates or their equivalents in any country worldwide where applicable to the TCS Patents, at Novartis' cost. TCS shall provide all reasonable assistance to Novartis, including proceeding with applications for such in the name of TCS but at the cost of Novartis if so required.


                                  ARTICLE XIII
                                  ------------

                                     NOTICES
                                     -------

13.1 Any notice or other communication required or permitted to be given or made hereunder shall be in writing in the English language and shall be deemed to have been duly given if sent by registered air mail (return receipt requested), facsimile letter or delivered by hand to the Party to whom such notice or communication is required or permitted to be given. Any such notice or other communications, if mailed, shall be considered given or made when mailed, as evidenced by the postmark at point of mailing. If sent by facsimile letter such notice shall be deemed to have been given on the date that it is sent provided that a confirmatory copy of the facsimile letter is mailed on the same day as the facsimile letter is sent to the receiving Party. If delivered by hand, any such notice or communication shall be considered given when delivered.

13.2 All notices to TCS or to any transferee or designee of TCS, pursuant to this License Agreement shall be addressed as follows:

                  T Cell Sciences, Inc.
                  119 Fourth Avenue
                  Needham, MA 02194
                  USA
                  Facsimile:        XXXXXX
                  Attention:        XXXXXX

13.3     All notices to Novartis shall be addressed as follows:

                  Novartis Pharma AG
                  Lichstrasse 35
                  Post Office Box
                  CH-4002 Basel
                  Switzerland
                  Facsimile:        XXXXXX
                  Attention:        XXXXXX

With copy to:

                  Novartis Pharma AG
                  Lichstrasse 35
                  Post Office Box
                  CH-4002 Basel
                  Switzerland
                  Facsimile:        XXXXXX
                  Attention:        XXXXXX


13.4 Either Party may change the address to which notice and other communications to it are to be given by notice as provided herein.


                                   ARTICLE XIV
                                   -----------

                            TERM OF LICENSE AGREEMENT
                            -------------------------

14.1 Term

         Unless sooner terminated as provided herein, this License Agreement shall commence on the Effective Date hereof and shall continue in full force and effect until Novartis is no longer obligated to pay royalties hereunder.

14.2 Paid-Up License

         For each country, in the Territory, upon expiration of Novartis' obligation to pay royalties pursuant to Section 3.3, Novartis shall have a fully paid-up, royalty-free, non-exclusive license, with the right to assign or sub-license, under and to the TCS Patents and TCS Know-How in said country to
(i) develop, have developed, import, make or have made for use, and to use, the Licensed Materials in the Field, (ii) develop, have developed, import, make or have made, offer for sale, sell and otherwise distribute Licensed Protein, in, or in connection with, Monitoring Technology in the Field and (iii) develop, have developed, import, make, have made for use, sale, distribution and offer for sale and to use, sell, distribute and offer to sell in the Field the Licensed Products; provided, that, Novartis is not then in material breach of this License Agreement with respect to such country. In the event that Novartis is in material breach of this License Agreement at the time that its obligation to pay royalties in such country expires, Novartis shall not have such fully paid-up license until such time as it cures such breach, at which time Novartis shall have a fully paid-up license, retroactive to the date on which its obligations to pay royalties in such country expired; provided, that Novartis cures such breach within one hundred twenty (120) days of the later of (a) the date on which Novartis' obligation to pay royalties in such country expires or
(b) the date Novartis receives notice of such breach from TCS; provided, further, that, in the event that Novartis is in material breach of this License Agreement due to a dispute between Novartis, it Affiliates and/or its sub-licensees and TCS and/or its Affiliates, the one hundred twenty (120) day period shall be suspended until final resolution of the dispute in accordance with Section 20.2.

         For each country, upon expiration of Novartis' obligation to pay royalties as set out above, Novartis shall grant to TCS a non-exclusive, royalty-free license with the right to sub-license under and to the Novartis Patents and Novartis Know-How relating to the Licensed Protein or a Licensed Protein Product outside the Field.

14.3 Novartis' Right to Manufacture

         In the event Novartis has a fully paid-up License in any country pursuant to Section 14.2, it shall have the right to manufacture or have manufactured the Licensed Materials or Licensed Products anywhere in the world for use or sale in said country in the Field.


                                   ARTICLE XV
                                   ----------

                        TERMINATION OF LICENSE AGREEMENT
                        --------------------------------

15.1 Novartis' Right to Terminate

         (a) Novartis shall have the right to terminate this License Agreement, in whole or on a country by country basis, by giving TCS sixty (60) days' prior written notice in the event of significant and continuing regulatory, medical, efficacy, safety or legal issues relating to, or due to lack of marketability of, the Licensed Products.

         (b) Novartis shall have the right in it sole discretion to terminate this License Agreement for any reason other than those specified in Section 15.1(a), 15.2(a) or 15.3, or for no reason, by notifying TCS in writing of its intention to terminate; provided, that Novartis is not in material breach of this License Agreement at such time. TCS then shall notify Novartis in writing within ninety (90) days after its receipt of such written notice whether it elects to (i) have such termination move forward immediately or (ii) have Novartis attempt to identify and enter into negotiations with a sub-licensee acceptable to TCS.

                  (i) If TCS elects to have the termination move forward immediately, TCS will send an Invoice for the amount equal to the next milestone payment not yet paid pursuant to Section 3.2 hereof, up to a maximum amount of XXXXXXXXXX (the "Termination Amount") to Novartis along with the written notification of its choice. Novartis will pay to TCS the Termination Amount within thirty (30) days after its receipt of the Invoice, but in no case earlier than the date on which such termination becomes effective. Any such termination will become effective one hundred and twenty
(120) days after receipt by TCS of Novartis' written notice of its intention to terminate. Following the payment required by this Section 15.1(b)(i), Novartis shall have no further obligations to TCS under the terms of this License Agreement except as specified in Article 16 and Section 22.3 hereof.

                  (ii) If TCS elects to have Novartis attempt to identify and enter into negotiations with a sub-licensee acceptable to TCS, Novartis shall do the following:

                         (A) for a period ending one (1) year after the date it
receives written notice from TCS in accordance with Section 15.1(b)(ii), but, except as set forth below, not later than fifteen (15) months after the receipt by TCS of Novartis' notice of its intention to terminate, use diligent efforts to identify, and enter into a Sub-license Agreement for the Licensed Protein in the Major Market Countries with, a sub-licensee acceptable to TCS. In the event that, at the end of such one (1) year period, Novartis is in the process of negotiating a Sub-license Agreement with an acceptable sub-licensee, and the Parties reasonably agree that there is a reasonable chance that such negotiations will lead to the execution of a Sub-license Agreement, Novartis agrees to continue negotiating with such potential sub-licensee for up to an additional twelve (12) months.

                         (B) if Novartis has begun producing TP-10, provide to
TCS up to xxxxxxxxx of clinical grade TP-10 free of charge; and

                         (C) provide TCS with reasonable quantities of Licensed
Protein at Novartis' fully allocated cost (as defined in Appendix C hereto) plus XXXXXXXXXX.

         During the one (1) year period in which Novartis is attempting to identify and negotiate with an acceptable sub-licensee, and any extension thereto pursuant to Section 15.1(b)(ii)(A), Novartis shall have no continuing obligations under Articles 3, 4, 5 or 6 of this License Agreement. If, at the end of the one (1) year period, or an extension thereto, as applicable, Novartis has not entered into a Sub-license Agreement as provided for in Section 15(b)(ii) hereof, this License Agreement will terminate automatically.

15.2 Termination for Breach

         (a) Breach by TCS. In the event that TCS shall be in breach of any material obligation hereunder, Novartis shall give written notice to TCS specifying the claimed particulars of such breach, and in the event such material breach is not cured, or effective steps to cure such material breach have not been initiated or are not thereafter diligently pursued, within sixty
(60) days following the date of such written notification, Novartis shall have the right thereafter to terminate this License Agreement by giving thirty (30) days' prior written notice to TCS to such effect.

         (b) Breach by Novartis. In the event that Novartis shall be in breach of any material obligation hereunder, TCS shall give written notice to Novartis specifying the claimed particulars of such breach. In the event such material breach relates to a global issue in this License agreement and is not cured, or effective steps to cure such material breach have not been initiated or are not thereafter diligently pursued, within sixty (60) days following the date of such written notification, TCS shall have the right thereafter to terminate this License Agreement by giving thirty (30) days' prior written notice to Novartis to such effect. In the event such material breach relates to one (1) country, or a limited number of countries, and is not cured, or effective steps to cure such material breach have not been initiated or are not thereafter diligently pursued, within sixty (60) days following the date of such written notification, TCS shall have the right thereafter to terminate the license granted hereunder with respect to such country or countries by giving thirty (30) days' prior written notice to Novartis to such effect.

15.3 Termination in Insolvency

         Either Party shall have the right to terminate this License Agreement effective upon written notice to the other Party in the event the non-notifying Party becomes insolvent or makes an assignment for the benefit of creditors, or has a receiver or trustee appointed for substantially all of its property, or in the event that voluntary or involuntary bankruptcy proceedings are instituted against the non-notifying Party or on the non-notifying Party's behalf.

15.4 Consequences of Termination

         In the event of termination of this License Agreement, in any and all countries, for whatever reason, except termination by Novartis pursuant to
Section 15.2(a) for TCS' breach (i) the license of rights to Novartis under this License Agreement shall terminate, on a country by country basis, and all such rights shall revert to TCS; (ii) Novartis shall immediately cease any activities which, but for the license granted hereunder would infringe TCS' rights with respect to the Licensed Material and/or Licensed Product, except that Novartis, its Affiliates and its sub-licensees shall have the right for twelve (12) months after the termination becomes effective to sell off then existing inventory of Licensed Material and/or Licensed Product in accordance with the terms of the License Agreement; (iii) within one hundred twenty (120) days of such termination, Novartis shall, to the extent that Novartis has not done so already in accordance with Section 4.7, provide to TCS, in written form, all Novartis Know-How concerning the Licensed Protein and Licensed Protein Product as is based on TCS Know-How provided to Novartis hereunder under an obligation of confidentiality, and to the extent relating to the Licensed Protein inside the Field and outside the Field (to the extent said Licensed Protein and Licensed Protein Product is covered by a TCS Patent); and, in such event, TCS shall be granted a royalty-free non-exclusive license with the right to sub-license in such country or countries under the Novartis Patents and Novartis Know-How; and
(iv) except as specified to the contrary herein, each Party shall return to the other Party all of the other Party's Proprietary Information.

         In the event of termination of this License Agreement by Novartis pursuant to Section 15.2 (a) for TCS' breach, (i) Novartis shall have a fully paid up license as described in Section 14.2 and (ii) TCS shall return to Novartis all Novartis Proprietary Information.


                                   ARTICLE XVI
                                   -----------

                                  SURVIVABILITY
                                  -------------

                  Termination or expiry of this License Agreement in whole or in part shall not relieve the Parties of any obligations accruing prior to the effective date of termination or with respect to limiting disclosure and use of Proprietary Information.


                                  ARTICLE XVII
                                  ------------

                          RIGHT TO EXTEND TO AFFILIATES
                          -----------------------------

         Either Party shall have the right to extend all or part of the rights granted in this License Agreement to any of its Affiliates; provided, that such Party shall not then be in default with respect to any of its obligations under this License Agreement. All the terms and provisions of this License Agreement, except this right to extend, shall apply to such Affiliate to which this license has been extended to the same extent as they apply to either of Novartis or TCS, as the case may be.

                                  ARTICLE XVIII
                                  -------------

                                   ASSIGNMENT
                                   ----------

         Unless consent in writing is first obtained from the other Party, such consent not to be unreasonably withheld, this License Agreement and the rights granted herein shall not be assignable by either Party hereto, except to a successor to all or substantially all of its pharmaceutical or biotechnology business. Any attempted assignment without consent shall be void. Notwithstanding the foregoing, the Parties agree that Novartis also shall have the right to assign this License Agreement to an Affiliate without TCS' consent. Any permitted assigns shall assume all obligations of its assignor under this License Agreement; provided, that the assignor shall remain primarily liable under this License Agreement.

                                   ARTICLE XIX
                                   -----------

                MUTUAL REPRESENTATIONS, WARRANTIES AND EXCLUSIONS
                -------------------------------------------------

19.1 Representations and Warranties

         Each Party hereby represents and warrants for itself as follows:

         (a) It is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation with the full power to conduct its affairs as currently conducted and contemplated in this License Agreement.

         (b) The execution, delivery and performance by it of this License Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its stockholders; (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter or by-laws; or (iii) result in a breach of, or constitute a default under, any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

         (c) No authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental authority or regulatory body is required for the due execution, delivery or performance by it of this License Agreement, except as provided herein.

         (d) This License Agreement is a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms and conditions.

         (e) It is not under any obligation to any person, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of the License Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

         (f) Any clinical investigations carried out with respect to any Licensed Material or Licensed Product shall be conducted in accordance with good manufacturing practices and good clinical practices applicable in the jurisdiction in which such investigation is conducted, including but not limited to, EEC and FDA good manufacturing and good clinical practice.

19.2 Representation and Warranties of TCS.

         (a) TCS warrants that it has no information as of the Effective Date of this License Agreement to indicate that Novartis would not be free to make or have made for use or sale in the Field, or to use and sell in the Field, in accordance with the rights granted under Section 2.1 of this License Agreement, in the Territory Licensed Materials and Licensed Products, without infringing any third-party patent or any patent right of any Affiliate or parent company of TCS.

         (b) TCS represents that as of the Effective Date it owns or possesses all right, title and interest in and to the TCS Patents and the TCS Know-How, in the sense of being able to convey to Novartis an exclusive license thereunder in the Field in the Territory, excluding Japan, and that it owns or possesses an undivided right, title and interest in and to said TCS Patents and TCS Know-How, in the sense of being able to convey to Novartis (i) an exclusive license thereunder with respect to Licensed Materials and Licensed Products, other than the injectable non-colloidal dose form of TP10-HD in Japan, in the Field and
(ii) a non-exclusive license thereunder with respect to the injectable non-colloidal dose form of TP10-HD in the Field in Japan.

19.3 Exclusion of Warranties

         Except as otherwise specifically set forth in this License Agreement, neither Party makes any representation, extends any warranties of any kind, either express or implied, and assumes any responsibilities whatever with respect, in particular (i) to the validity or scope of the TCS Patents, the TCS Know-How or the Novartis Know-How; or (ii) that exploitation of the TCS Patents and the TCS Know-How or the manufacture or use of the Licensed Materials or the manufacture, use, sale, distribution or marketing of the Licensed Products will not infringe the patent or other intellectual property rights of third parties.

19.4 Exclusion of Consequential Loss

         Notwithstanding any provisions to the contrary in this License Agreement, in no event (including fault, negligence or strict liability of either Party) shall either Party be liable to the other for indirect, incidental, consequential, special, punitive or exemplary damages, loss of profit or loss of use related to any claim, cause of action, proceeding or judgment arising in connection with this License Agreement.

                                   ARTICLE XX
                                   ----------

                          ARBITRATION AND CONSTRUCTION
                          ----------------------------

20.1 Law

         This License Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

20.2 Dispute Resolution

         Any controversy or claim arising out of or relating to this License Agreement, or the breach, termination or validity thereof which cannot be settled within three (3) months of it having arisen shall be submitted to the respective President or General Manager of each Party and if, within thirty (30) days or such other period as may be agreed upon between the Parties following such reference, the dispute remains unresolved, it shall be settled on application by either Party by arbitration conducted in the English language, in New York City, New York in accordance with the then-existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

20.3 Arbitration

         In any arbitration pursuant to this Article the award shall be rendered by a majority of three (3) arbitrators, one (1) of whom shall be appointed by each Party and the third of whom shall be appointed by mutual agreement of the two (2) Party-appointed arbitrators. In the event of failure of a Party to appoint an arbitrator within sixty (60) days after commencement of the arbitration proceeding or in the event of failure of the two (2) Party-appointed arbitrators to agree upon the appointment of the third arbitrator within sixty
(60) days after commencement of the arbitration proceeding, such arbitrator shall be appointed by the American Arbitration Association in accordance with the then-existing Rules. The arbitrators shall apply the governing law set forth in Section 20.1 and shall be required to give their conclusions in writing, with an explanation of the facts and law on which they were based. The Parties agree that the service of any notice in the course of such arbitration at their respective addresses as provided for in Article 13 shall be valid and sufficient.


                                   ARTICLE XXI
                                   -----------

                                  FORCE MAJEURE
                                  -------------

         Each of the Parties hereto shall be excused from the performance of its obligations hereunder in any country or countries of the Territory in the event such performance is prevented by force majeure, and such excuse shall continue as long as the condition constituting such force majeure continues plus thirty
(30) days after the termination of such condition. For the purpose of this License Agreement, force majeure is defined as follows: causes beyond the reasonable control of Novartis or TCS (as the case may be), including, without limitation, acts of God, acts, regulations or laws of any government, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm, labor disturbances (whether or not any such labor disturbance is within the power of the affected Party to settle), epidemic, and failure of suppliers, public utilities or common carriers. In the event of force majeure lasting more than six (6) months, the Parties agree to meet and discuss how this License Agreement can be justly and fairly implemented under the circumstances prevailing in such country or countries and if the Parties are unable to agree upon how the License Agreement can be implemented then either Party may terminate the License Agreement in relation to such country or countries upon thirty (30) days' written notice.

                                  ARTICLE XXII
                                  ------------

                                  MISCELLANEOUS
                                  -------------

22.1 Severability

         Should any part or provision of this License Agreement be held unenforceable or in violation of or in conflict with any applicable law or regulation of any jurisdiction, the invalid or unenforceable provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose and economic benefit of such part or provision in a valid and enforceable manner, and the balance of this License Agreement (including any such replacement provision) shall continue in full force and effect and be binding upon the Parties hereto. To implement the requirements of this Section 22.1 Novartis and TCS agree to endeavor in good faith to agree upon the wording of any replacement provision. If no agreement is reached within ninety (90) days after written request by one Party for the replacement of any such provision, the rewording and replacement thereof shall be subject to arbitration in accordance with Section 20 and both Parties hereto shall be deemed to have entered into and be bound by this License Agreement as so amended by the arbitrators.

22.2 No Exclusion of Legal Rights

         Nothing in this License Agreement is intended to nor shall it have the effect of excluding, modifying or restricting any right or remedy available under any relevant law which, by virtue of any such law, cannot be excluded, modified or restricted.

22.3 Survival

         Sections 3.6, 4.7 (with respect to Know-How in existence at the time of termination only), 6, 7, 8, 9 (with respect to written or oral public disclosures containing information generated during the term of this License Agreement only), 10, 14, 15, 16, 19.3, 19.4, 20 and 22.6 shall be in force during the term of this License Agreement and any extension hereof and shall survive termination or expiration (as the case may be) of this License Agreement and shall remain in full force and effect. The provisions of this License Agreement which do not survive termination or expiration hereof (as the case may be) shall nonetheless be controlling on, and shall be used in construing and interpreting the rights and obligations of the Parties hereto with regard to any dispute, controversy or claim which may arise under, out of, in connection with, or relating to this License Agreement.

22.4 Entire Agreement

         This License Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes and replaces all previous negotiations, understandings and representations whether written or oral including, but not limited to, prior Confidentiality Agreement(s) between TCS and Sandoz Pharma Ltd., and the Option Agreement and such Confidentiality Agreement(s) shall be terminated upon the Effective Date of this License Agreement. The Parties' obligations of confidentiality, non-disclosure and non-use under the Confidentiality Agreements and the Option Agreement shall continue with respect to confidential information disclosed prior to their termination and shall be subject to the provisions of Article 8 hereof. This License Agreement shall not be modified, altered or amended except by a written document signed on behalf of and delivered by both Parties hereto.

22.5 No Further License

         Except as specifically set forth herein, neither Party is granted any other license by implication or otherwise.

22.6 Adverse Event Reporting

         TCS and Novartis shall cooperate with respect to the exchange of adverse event and safety information associated with the Licensed Material and Licensed Products. The cooperation between TCS and Novartis in the exchange of such adverse event and safety information shall be coordinated on the side of Novartis by its central Clinical Safety and Epidemiology organization. Details of the cooperation in the handling of adverse event and safety information related to the Licensed Material and Licensed Products shall be the subject of an addendum agreed upon between the designated primary liaisons of the respective Parties (in the case of TCS, the Vice President for Development, and, in the case of Novartis, Head, Global Clinical Safety and Epidemiology). Said addendum shall be agreed upon no less than thirty (30) days prior to the commencement of the first clinical investigational study of the Licensed Material or a Licensed Product.

22.7 Waiver

         Any waiver on the part of either Party hereto of any right or interest hereunder shall be effective only if made in writing and shall not (unless expressly so stated) constitute or imply a waiver of any other right or interest, or a subsequent waiver.

22.8 Relationship of the Parties

         Novartis and TCS shall act solely as independent contractors and nothing in this License Agreement shall be construed to create a partnership or joint venture or legal entity between TCS and Novartis, nor shall it give either TCS or Novartis the power or authority to act for, bind or commit the other in any way. Neither Party is authorized to make any statement, claims, representations or warranties, or to act on behalf of the other, except as specifically authorized in writing by the other Party. Accordingly, neither Party shall have the right to use or refer to the name, tradenames, trademarks or logo of the other or its Affiliates or agreements with the other without the prior written consent of the other.

22.9 EC Regulations

         It is the intention of the Parties hereto that this License Agreement shall at all times qualify for the exemption from the provisions of Article 85(1) of the Treaty of Rome dated 25 March 1957, as amended, which either (a) is available under EEC Regulation Number 240/96; or (b) may subsequently be available under any successor regulation or regulations thereto. In the event that any provision of this License Agreement is deemed to violate the conditions for qualifying for the exemption, set out in whichever of those regulations may be in effect at the relevant time, or if any such regulation is amended after the date of this License Agreement so as to cause this License Agreement to fail to qualify for the exemption, the Parties hereto agree that they will, as soon as it is practicable to do so, enter into good faith negotiations to amend this License Agreement as necessary in order to requalify for the exemption. If those negotiations are not successfully concluded with a reasonable period of time (not to exceed ninety (90) days or such other period as is agreed upon in writing between the Parties), either Party may terminate this License Agreement upon thirty (30) days' written notice to the other Party.

22.10 Language

         This License Agreement is entered into in the English language. In the event of any dispute concerning the construction or meaning of this License Agreement, reference shall be made only to this License Agreement as written in English and not to any translation hereof into any other language, and this English language version shall be controlling for all purposes.

22.11 Titles. The titles used herein are for illustration purposes only and shall not be construed as part of this License Agreement.

22.12 Amendments. No provision of the License Agreement may be amended, modified, waived, discharged or terminated otherwise than by a written document signed by authorized representatives of both parties.

22.13 Tradenames. This License Agreement does not confer any right to use the name, tradename, trademark or other designation of either party.

22.14 Successors and Assigns. This License Agreement shall be binding upon and insure to the benefit hereto and their respective successors and assigns.

                  IN WITNESS HEREOF, the Parties have caused this License Agreement to be executed by their duly authorized representatives.

T CELL SCIENCES, INC.                       NOVARTIS PHARMA AG


By  _____________________           By  ____________________

Name  ___________________           Name  __________________

Title  __________________                   Title  _________________


                                            By  ____________________

                                            Name  __________________

                                            Title  _________________

                         APPENDIX A to LICENSE AGREEMENT
                         -------------------------------

                                   TCS PATENTS
                                   -----------
                        T CELL SCIENCES, INC. COMPLEMENT
                                  U.S. PATENTS


Patent No.                  Issue Date                 Title                             Inventors
----------                  ----------                 -----                             ---------
5,472,939                   12/05/95                   The Human C3B/C4B Receptor        Fearon et al.
                                                       (CR1) (Method of Treatment)

5,456,909                   10/10/95                   Glycoform Fractions Of Soluble    Marsh et al.
                                                       Complement Receptor 1 (SCR1)
                                                       Having Extended Half-Lives In
                                                       Vivo

5,256,642                   10/26/93                   Compositions of Soluble           Fearon et al.
                                                       Complement Receptor 1 (CR1) And
                                                       a Thrombolytic Agent. And The
                                                       Methods Of Use Thereof

5,252,216                   10/12/93                   Protein Purification              Folena-Wasserman

5,212,071                   05/18/93                   Nucleic Acids Encoding A Human    Fearon et al.
                                                       C3B/C4B Receptor (CR1)



                        T CELL SCIENCES, INC. COMPLEMENT
                            U.S. PATENT APPLICATIONS


Application No.                Filing Date                Subject
---------------                -----------                -------

xxxxxxxxxx                     06/05/95                   CR1
xxxxxxxxxx                     06/06/95                   CR1
xxxxxxxxxx                     06/06/95                   Glycoforms
xxxxxxxxx                      06/06/95                   CR1 + Thrombolytics
xxxxxxxxx                      07/18/95                   sCR1 + Apan (Synergy)
xxxxxxxxxx                     08/11/95                   Aerosol sCR1
xxxxxxxxxx                     04/03/96                   TP10 Purification

                        T CELL SCIENCES, INC. COMPLEMENT
                                NON-U.S. PATENTS


Country                     Patent No.                 Grant Date                 Subject
-------                     ----------                 ----------                 -------
Taiwan                      TW N1-52379                03/12/92                   CR1
Australia                   AU 647371                  03/31/89                   CR1
Spain                       ES 2014593                 05/03/90                   CR1
S. Africa                   ZA 89/2397                 11/29/89                   CR1
Australia                   AU 656312                  09/25/90                   CR1 + Thrombolytics
Greece                      GR 1001730                 12/02/94                   CR1 + Thrombolytics
New Zealand                 NZ 235445                  01/20/93                   CR1 + Thrombolytics
S. Africa                   ZA 90/7693                 05/27/92                   CR1 + Thrombolytics
Taiwan                      TW N1-079157               07/11/96                   CR1 + Thrombolytics
Australia                   AU 659936                  09/19/95                   TP10 Purification
Mexico                      MX 184895                  06/06/97                   TP10 Purification
New Zealand                 NZ 251601                  Allowed                    TP10 Purification
S. Africa                   ZA 93/2015                 04/30/94                   TP10 Purification
S. Africa                   ZA 94/4950                 04/26/95                   TP10 Purification
Australia                   AU 670453                  11/05/96                   Glycoforms
S. Africa                   ZA 93/5728                 05/25/94                   Glycoforms
New Zealand                 NZ 259737                  09/06/97                   sCR1+ Apan (Synergy)
Taiwan                      TW 070514                  07/12/95                   sCR1+ Apan (Synergy)
S. Africa                   ZA 94/0398                 Allowed                    sCR1+ Apan (Synergy)


                        T CELL SCIENCES, INC. COMPLEMENT
                          NON-U.S. PATENT APPLICATIONS


Country                     Application No.            Filing Date                Subject
-------                     ---------------            -----------                -------
Canada                      595,389                    03/31/89                   CR1
China                       89101990.1                 04/01/89                   CR1
Denmark                     2348/90                    03/31/89                   CR1
EPO                         89905249.2                 03/31/89                   CR1
Finland                     904842                     03/31/89                   CR1
Israel                      89790                      03/29/89                   CR1
Israel                      119279                     09/19/97                   CR1
Japan                       01-505000                  03/31/89                   CR1
S. Korea                    702249/89                  03/31/89                   CR1
Norway                      P904213                    03/31/89                   CR1
WO                          PCT/US89/01358             03/31/89                   CR1
Singapore                   9609545-0                  04/02/96                   CR1
China                       90108145.0                 08/31/89                   CR1
Canada                      2,067,744                  09/25/90                   CR1 + Thrombolytics
China                       90109580.X                 11/30/90                   CR1 + Thrombolytics
EPO                         90917286.8                 09/25/90                   CR1 + Thrombolytics
Finland                     921291                     09/25/90                   CR1 + Thrombolytics
Ireland                     3447/90                    09/25/90                   CR1 + Thrombolytics
Israel                      95806                      09/26/90                   CR1 + Thrombolytics
Japan                       03-500358                  09/25/90                   CR1 + Thrombolytics
WO                          PCT/US90/05454             09/25/90                   CR1 + Thrombolytics
Portugal                    95437                      09/25/90                   CR1 + Thrombolytics

                        T CELL SCIENCES, INC. COMPLEMENT
                          NON-U.S. PATENT APPLICATIONS


Country                     Application No.            Filing Date                Subject
-------                     ---------------            -----------                -------
Canada                      2,132,533                  03/24/93                   TP10 Purification
EPO                         93908538.7                 03/24/93                   TP10 Purification
Finland                     944412                     03/24/93                   TP10 Purification
Japan                       516814/1993                03/24/93                   TP10 Purification
S. Korea                    94703342                   03/24/93                   TP10 Purification
Norway                      943546                     03/24/93                   TP10 Purification
WO                          PCT/US93/02732             03/24/93                   TP10 Purification
Taiwan                      82105986                   07/27/93                   TP10 Purification
Taiwan                      82-108937                  10/28/93                   Glycoforms
Canada                      2,141,842                  08/06/93                   Glycoforms
EPO                         93918681.3                 08/06/93                   Glycoforms
Israel                      106558                     08/02/93                   Glycoforms
Japan                       6-505581                   08/06/93                   Glycoforms
Mexico                      9304800                    08/06/93                   Glycoforms
WO                          PCT/US93/07406             08/06/93                   Glycoforms
Australia                   62372/94                   02/08/94                   Aerosol sCR1
Canada                      2,155,933                  02/08/94                   Aerosol sCR1
EPO                         94909571.5                 02/08/94                   Aerosol sCR1
Japan                       6-518313                   02/08/94                   Aerosol sCR1
WO                          PCT/US94/01405             02/08/94                   Aerosol sCR1
Australia                   73229/94                   07/06/94                   TP10 Purification
Canada                      2,166,805                  07/06/94                   TP10 Purification
China                       94193182.X                 07/06/94                   TP10 Purification
EPO                         94923333.2                 07/06/94                   TP10 Purification
Japan                       504131/1995                07/06/94                   TP10 Purification
S. Korea                    700088/1996                07/06/94                   TP10 Purification
Mexico                      945239                     07/08/94                   TP10 Purification
New Zealand                 269375                     07/06/94                   TP10 Purification
WO                          PCT/US94/07555             07/08/94                   TP10 Purification

                         APPENDIX B to LICENSE AGREEMENT
                         -------------------------------
                                 Sample Invoice

                              [COMPANY Letterhead]

[Date]

Novartis Pharma AG
xxxxxxxxxx
xxxxxxxxxx
xxxxxxxxxx
xxxxxxxxxxx
xxxxxxxxxxx
Switzerland

Dear xxxxxxxxxxx:

         Re: [COMPANY] License Agreement for [PRODUCT]

This is an invoice requesting payment in connection with the above-captioned agreement between [COMPANY] and Novartis Pharma AG.

Novartis Contract Code No.: [will be assigned by BD&L following execution]

Novartis Creditor No.: [will be assigned by BD&L following execution]

Reason for Payment: [please cite specific section or article in the agreement]

Amount and Currency: [self-explanatory]

Bank Address and Account No.: [insert the name and address of the bank to which the payment should be sent and the account number to which it should be credited]

Sincerely yours,
[COMPANY]

                                   APPENDIX C

                 ELEMENTS OF FULLY ABSORBED MANUFACTURING COSTS
                 ----------------------------------------------

Expenses included in fully absorbed manufacturing costs:

1.       Direct Materials.
2. Salaries and wages of personnel directly engaged in manufacturing the product.
3.       Employee benefits associated with the above salaries and wages.
4. Depreciation, repairs and maintenance, and other operating costs of production machinery.
5.       Quality Control
6.       Package Development
7.       Import Department
8.       Building operating costs assigned to production areas.

         NOTE: Each building is a cost center. Operating costs such as building depreciation (assigned on a straight line basis), property taxes, fire insurance, light, heat, and power are charged to this building cost center. The total building operating costs are then charged to the cost centers occupying the building as "rent."

9.       Administration costs incurred in the manufacturing process including:

         a.       Manufacturing Administration
         b.       Manufacturing Personnel Department
         c.       Material Management
         d.       Industrial Engineering (Incl. Mandated Environmental Costs)
         e.       Manufacturing Employee Training
         f.       Cost Accounting

10. Inventory losses due to regulatory revisions. Costs associated with inventory maintenance, such as revaluation, damaged and obsolete material, physical inventory readjustments, etc.

Expenses not included in fully absorbed manufacturing costs:

         a.       Inventory Carrying Costs
         b.       Regulatory Affairs
         c.       Start-up costs of new facilities
         d. Other production/manufacturing costs, such as rework expenses, unrelated to this product, returned goods and repackaging.
         e.       Manufacturing Technology

                         APPENDIX B to OPTION AGREEMENT
                         ------------------------------

                                LICENSED PROTEIN


sCR1 Definition
---------------

The Licensed Protein, sCR1, is a soluble complement receptor type 1 polypeptide described in international patent application PCT/US89/01358 (WO 89/09220) and encompasses the TCS material "TP-10" defined by the amino acid sequences:

                         APPENDIX C to OPTION AGREEMENT
                         ------------------------------

                                   TCS PATENTS
                                   -----------
                        T CELL SCIENCES, INC. COMPLEMENT
                                  U.S. PATENTS



Patent No.                  Issue Date                 Title                             Inventors
----------                  ----------                 -----                             ---------
5,472,939                   12/05/95                   The Human C3B/C4B Receptor        Fearon et al.
                                                       (CR1) (Method of Treatment)

5,456,909                   10/10/95                   Glycoform Fractions Of Soluble    Marsh et al.
                                                       Complement Receptor 1 (SCR1)
                                                       Having Extended Half-Lives In
                                                       Vivo

5,256,642                   10/26/93                   Compositions of Soluble           Fearon et al.
                                                       Complement Receptor 1 (CR1) And
                                                       a Thrombolytic Agent. And The
                                                       Methods Of Use Thereof

5,252,216                   10/12/93                   Protein Purification              Folena-Wasserman

5,212,071                   05/18/93                   Nucleic Acids Encoding A Human    Fearon et al.
                                                       C3B/C4B Receptor (CR1)


                        T CELL SCIENCES, INC. COMPLEMENT
                            U.S. PATENT APPLICATIONS


Application No.                      Filing Date                         Subject
---------------                      -----------                         -------
xxxxxxxxxx                           06/05/95                            CR1
xxxxxxxxxx                           06/06/95                            CR1
xxxxxxxxxx                           06/06/95                            Glycoforms
xxxxxxxxx                            06/06/95                            CR1 + Thrombolytics
xxxxxxxxx                            07/18/95                            sCR1 + Apan (Synergy)
xxxxxxxxxx                           08/11/95                            Aerosol sCR1
xxxxxxxxxx                           04/03/96                            TP10 Purification

                        T CELL SCIENCES, INC. COMPLEMENT
                                NON-U.S. PATENTS


Country                     Patent No.                 Grant Date                 Subject
-------                     ----------                 ----------                 -------
Taiwan                      TW N1-52379                03/12/92                   CR1
Australia                   AU 647371                  03/31/89                   CR1
Spain                       ES 2014593                 05/03/90                   CR1
S. Africa                   ZA 89/2397                 11/29/89                   CR1
Australia                   AU 656312                  09/25/90                   CR1 + Thrombolytics
Greece                      GR 1001730                 12/02/94                   CR1 + Thrombolytics
New Zealand                 NZ 235445                  01/20/93                   CR1 + Thrombolytics
S. Africa                   ZA 90/7693                 05/27/92                   CR1 + Thrombolytics
Taiwan                      TW N1-079157               07/11/96                   CR1 + Thrombolytics
Australia                   AU 659936                  09/19/95                   TP10 Purification
Mexico                      MX 184895                  06/06/97                   TP10 Purification
New Zealand                 NZ 251601                  Allowed                    TP10 Purification
S. Africa                   ZA 93/2015                 04/30/94                   TP10 Purification
S. Africa                   ZA 94/4950                 04/26/95                   TP10 Purification
Australia                   AU 670453                  11/05/96                   Glycoforms
S. Africa                   ZA 93/5728                 05/25/94                   Glycoforms
New Zealand                 NZ 259737                  09/06/97                   sCR1+ Apan (Synergy)
Taiwan                      TW 070514                  07/12/95                   sCR1+ Apan (Synergy)
S. Africa                   ZA 94/0398                 Allowed                    sCR1+ Apan (Synergy)


                        T CELL SCIENCES, INC. COMPLEMENT
                          NON-U.S. PATENT APPLICATIONS


Country                     Application No.            Filing Date                Subject
-------                     ---------------            -----------                -------
Canada                      595,389                    03/31/89                   CR1
China                       89101990.1                 04/01/89                   CR1
Denmark                     2348/90                    03/31/89                   CR1
EPO                         89905249.2                 03/31/89                   CR1
Finland                     904842                     03/31/89                   CR1
Israel                      89790                      03/29/89                   CR1
Israel                      119279                     09/19/97                   CR1
Japan                       01-505000                  03/31/89                   CR1
S. Korea                    702249/89                  03/31/89                   CR1
Norway                      P904213                    03/31/89                   CR1
WO                          PCT/US89/01358             03/31/89                   CR1




Singapore                   9609545-0                  04/02/96                   CR1
China                       90108145.0                 08/31/89                   CR1
Canada                      2,067,744                  09/25/90                   CR1 + Thrombolytics
China                       90109580.X                 11/30/90                   CR1 + Thrombolytics
EPO                         90917286.8                 09/25/90                   CR1 + Thrombolytics
Finland                     921291                     09/25/90                   CR1 + Thrombolytics
Ireland                     3447/90                    09/25/90                   CR1 + Thrombolytics
Israel                      95806                      09/26/90                   CR1 + Thrombolytics
Japan                       03-500358                  09/25/90                   CR1 + Thrombolytics
WO                          PCT/US90/05454             09/25/90                   CR1 + Thrombolytics
Portugal                    95437                      09/25/90                   CR1 + Thrombolytics

                        T CELL SCIENCES, INC. COMPLEMENT
                          NON-U.S. PATENT APPLICATIONS


Country                     Application No.            Filing Date                Subject
-------                     ---------------            -----------                -------
Canada                      2,132,533                  03/24/93                   TP10 Purification
EPO                         93908538.7                 03/24/93                   TP10 Purification
Finland                     944412                     03/24/93                   TP10 Purification
Japan                       516814/1993                03/24/93                   TP10 Purification
S. Korea                    94703342                   03/24/93                   TP10 Purification
Norway                      943546                     03/24/93                   TP10 Purification
WO                          PCT/US93/02732             03/24/93                   TP10 Purification
Taiwan                      82105986                   07/27/93                   TP10 Purification
Taiwan                      82-108937                  10/28/93                   Glycoforms
Canada                      2,141,842                  08/06/93                   Glycoforms
EPO                         93918681.3                 08/06/93                   Glycoforms
Israel                      106558                     08/02/93                   Glycoforms
Japan                       6-505581                   08/06/93                   Glycoforms
Mexico                      9304800                    08/06/93                   Glycoforms
WO                          PCT/US93/07406             08/06/93                   Glycoforms
Australia                   62372/94                   02/08/94                   Aerosol sCR1
Canada                      2,155,933                  02/08/94                   Aerosol sCR1
EPO                         94909571.5                 02/08/94                   Aerosol sCR1
Japan                       6-518313                   02/08/94                   Aerosol sCR1
WO                          PCT/US94/01405             02/08/94                   Aerosol sCR1
Australia                   73229/94                   07/06/94                   TP10 Purification
Canada                      2,166,805                  07/06/94                   TP10 Purification
China                       94193182.X                 07/06/94                   TP10 Purification
EPO                         94923333.2                 07/06/94                   TP10 Purification
Japan                       504131/1995                07/06/94                   TP10 Purification
S. Korea                    700088/1996                07/06/94                   TP10 Purification
Mexico                      945239                     07/08/94                   TP10 Purification
New Zealand                 269375                     07/06/94                   TP10 Purification
WO                          PCT/US94/07555             07/08/94                   TP10 Purification

                         APPENDIX D to OPTION AGREEMENT
                         ------------------------------
                                 Sample Invoice

                              [COMPANY Letterhead]

[Date]

Novartis Pharma AG
xxxxxxxxxx
xxxxxxxxxx
xxxxxxxxxx
xxxxxxxxxxx
xxxxxxxxxxx
Switzerland

Dear xxxxxxxxxxx:

         Re: [COMPANY] License Agreement for [PRODUCT]

This is an invoice requesting payment in connection with the above-captioned agreement between [COMPANY] and Novartis Pharma AG.

Novartis Contract Code No.: [will be assigned by BD&L following execution]

Novartis Creditor No.: [will be assigned by BD&L following execution]

Reason for Payment: [please cite specific section or article in the agreement]

Amount and Currency: [self-explanatory]

Bank Address and Account No.: [insert the name and address of the bank to which the payment should be sent and the account number to which it should be credited]

Sincerely yours,
[COMPANY]

                         APPENDIX E to OPTION AGREEMENT
                         ------------------------------

                         LIST OF CONTRACTING AGREEMENTS


Bulk Drug Supply Agreement with Covance

Cell Bank Testing Agreement with Genzyme, Washington

Media Supply Agreement

Fill/Finish Agreement

Performance of Characterization and Release Agreements

Consulting Agreements (for assistance in connection with the above)

                         APPENDIX F to OPTION AGREEMENT
                         ------------------------------

                                 JAPAN PATENTS

                        The Human C3b/C4b Receptor (CR1)



Pennie & Edwards
----------------
Docket Number            Country                              Serial Number       Filing
-------------            -------                              -------------       ------
Date
----
*****                    US                                   07/176.532          April 1, 1988

*****                    US                                   07/                 April 3, 1989

*****                    PCT                                  PCT/US89/01358      March 31, 1989
                         EP (all countries)
                         AU, DK, FI, JP,
                         KR, SU, NO

*****                    Canada

*****                    Spain

*****                    People's Republic of China           89101990.1          April 1, 1989

*****                    Republic of South Africa

*****                    Israel

*****                    Republic of China

*****                    US                                                       Sept. 26, 1989

                         APPENDIX G to OPTION AGREEMENT

                            STOCK PURCHASE AGREEMENT

                            STOCK PURCHASE AGREEMENT


                                 by and between


                              T CELL SCIENCES, INC.

                                       and

                               NOVARTIS PHARMA AG

                                TABLE OF CONTENTS
                                -----------------


SECTION  1      SALE OF SHARES...........................................................................1

                     1.1    Sale of Shares...............................................................1
                     1.2    Per Share Price..............................................................1
                     1.3    Delivery of Shares...........................................................1


SECTION 2       REPRESENTATIONS AND WARRANTIES OF THE CORPORATION TO
                THE INVESTOR.............................................................................1

                     2.1   Organization .................................................................2
                     2.2   Capitalization ...............................................................2
                     2.3   Authorization of this Agreement...............................................3
                     2.4   Authorization of the Shares...................................................3
                     2.5   Consents and Approvals........................................................4
                     2.6   Business of Corporation.......................................................4
                     2.7   Securities Laws...............................................................5
                     2.8   Investments in Other Entities.................................................5
                     2.9   Licenses and Other Rights; Compliance with Laws...............................5
                     2.10  Reliance; "Knowledge".........................................................5


SECTION 3       REPRESENTATION AND WARRANTIES OF THE INVESTOR TO THE
                CORPORATION..............................................................................5

                     3.1   Authority.....................................................................6
                     3.2   Authority; Organization.......................................................6
                     3.3   No Conflict...................................................................6
                     3.4   Own Account...................................................................6
                     3.5   Legend........................................................................6
                     3.6   Financial Experience..........................................................6


SECTION 4       COVENANTS OF THE CORPORATION.............................................................6

                     4.1  Consents and Approvals.........................................................6
                     4.2  Inspections and Audits.........................................................7
                     4.3  Removal of Legend..............................................................7
                     4.4  Preferred Stock................................................................7


SECTION 5       COVENANTS OF THE INVESTOR................................................................7

                     5.1  Standstill.....................................................................7


SECTION 6       EXPENSES.................................................................................8


SECTION 7       BROKERS OR FINDERS.......................................................................9


SECTION 8       SURVIVAL OF REPRESENTATION AND WARRANTIES................................................9




SECTION 9       REGISTRATION.............................................................................9

                     9.1   Demand Registration...........................................................9
                     9.2   Piggyback Registration ......................................................10
                     9.3   Registration Obligations.....................................................10
                     9.4   Reports......................................................................12
                     9.5   Underwritten Offering........................................................12
                     9.6   Indemnification .............................................................13
                     9.7   Expenses.....................................................................13
                     9.8   Shares.......................................................................14


SECTION 10      INDEMNIFICATION ........................................................................14


SECTION 11      SUCCESSORS AND ASSIGNS..................................................................15


SECTION  12     ENTIRE AGREEMENT........................................................................15


SECTION 13      NOTICES.................................................................................15

                     13.1   Notice......................................................................15
                     13.2   Notices to Corporation......................................................15
                     13.3   Notice to Investor..........................................................16
                     13.4   Change Address..............................................................16


SECTION 14      AMENDMENTS..............................................................................16


SECTION 15      COUNTERPARTS............................................................................16


SECTION 16      HEADINGS................................................................................16


SECTION 17      NOUNS AND PRONOUNS......................................................................17


SECTION 18      SEVERABILITY............................................................................17


SECTION 19      GOVERNING LAW...........................................................................17


                                                SCHEDULES
                                                ---------


SCHEDULE 2.2(a)........................................................................................S-1


SCHEDULE 2.2(b)........................................................................................S-2


SCHEDULE 2.6(a)........................................................................................S-3


SCHEDULE 2.6(b)........................................................................................S-4


SCHEDULE 2.6(c)........................................................................................S-5


SCHEDULE 2.8...........................................................................................S-6


                            STOCK PURCHASE AGREEMENT
                            ------------------------

         THIS AGREEMENT, dated as of __________________, is entered into by and between T CELL SCIENCES, INC., a Delaware corporation (the "Corporation"), and NOVARTIS PHARMA AG, a Switzerland corporation (the "Investor").

         The Corporation and the Investor wish to provide for the issuance and sale by the Corporation, and the purchase by the Investor of common stock, par value $.001 per share, of the Corporation ("Common Stock"), as more specifically set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

         SECTION 1. Sale of Shares.

                  1.1 Sale of Shares. Subject to the terms and conditions of this Agreement, on the date of this Agreement the Corporation shall sell and issue to the Investor, and the Investor shall purchase and receive from the Corporation such number of shares of Common Stock as is equal to the sum of XXXXXXXXXX, divided by the purchase price per share described in Section 1.2 below, rounded up to the nearest share (the "Shares").

                  1.2 Per Share Price. The purchase of the Shares by the Investor hereunder shall be at a price per share equal to the average of the closing sale prices for the Common Stock on the NASDAQ National Market on the twenty (20) trading days preceding the date on which the Investor notified the Corporation pursuant to Section 2.4 of the Option Agreement, dated as of October 13, 1997, by and between the Investor and the Corporation (the "Option Agreement") that it was contemplating exercising its option thereunder.

                  1.3 Delivery of Shares. On the date of this Agreement, (a) the Investor shall pay the sum of XXXXXXXXXX the Corporation by certified or bank check payable to the order of the Corporation, or by wire transfer of funds or such other means of payment as is agreed by the parties, and (b) the Corporation shall deliver to the Investor, stock certificates, registered in the name of the Investor, representing the Shares.


         SECTION 2. Representations and Warranties of the Corporation to the Investor.

         The Corporation hereby represents and warrants to the Investor as follows (the Schedules referenced in this Section 2 may be referred to collectively as the "Schedule of Exceptions" to the representations and warranties of the Corporation):

                  2.1 Organization. Each of the Corporation and its wholly-owned subsidiaries (each a "Subsidiary" and, collectively, the "Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties and to carry on its business as presently conducted. Each of the Corporation and its Subsidiaries is duly qualified to do business as a foreign corporation in the Commonwealth of Massachusetts. Neither the Corporation nor any Subsidiary owns or leases property or engages in any activity in any other jurisdiction which would require its qualification in such jurisdiction and in which the failure to be so qualified would have an adverse effect on the financial or any other business condition of the Corporation or the Subsidiary, as the case may be. The Corporation has furnished to the Investor true and correct copies of the Corporation's and each Subsidiary's Certificate of Incorporation and By-Laws in effect on the date hereof.

                  2.2 Capitalization.

                  (a) The authorized capitalization of the Corporation is as set forth in Schedule 2.2(a) attached hereto.

                  (b) Except as set forth in this Section 2.2, or in Schedule
2.2 (b) attached hereto, there are: (i) no outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which the Corporation or any Subsidiary is or may become obligated to issue, sell, repurchase or redeem any shares of capital stock or other securities of the Corporation or any Subsidiary; (ii) no preemptive, contractual or similar rights to purchase or otherwise acquire shares of capital stock of the Corporation or any Subsidiary pursuant to any provision of law, the Certificate of Incorporation or By-Laws of the Corporation or any Subsidiary or any agreement to which the Corporation or any Subsidiary is a party, or otherwise;
(iii) no restrictions on the transfer of capital stock of the Corporation or any Subsidiary imposed by the Certificate of Incorporation or By-Laws of the Corporation or any Subsidiary, any agreement to which the Corporation or any Subsidiary is a party, any order of any court or any governmental agency to which the Corporation or any Subsidiary is subject, or any statute other than those imposed by relevant state and federal securities laws; (iv) no cumulative voting rights for any of the Corporation's capital stock; (v) no registration rights under the Securities Act of 1933, as amended (the "Act") with respect to shares of the Corporation's capital stock; (vi) no shares of capital stock of the Corporation reserved for issuance for any purpose; (vii) to the best of the Corporation's knowledge and belief, no options or other rights to purchase shares of capital stock from stockholders of the Corporation or any Subsidiary granted by such stockholders; and (viii) no agreements, written or oral, between the Corporation or any Subsidiary and any holder of its securities, or, to the best of the Corporation's knowledge and belief, among holders of its securities, relating to the acquisition, disposition or voting of the securities of the Corporation or any Subsidiary.

                  (c) Prior to the date of this Agreement, the Corporation has reserved a number of authorized but unissued shares of Common Stock sufficient for issuance pursuant to this Agreement.

                  (d) All of the outstanding capital stock of each Subsidiary is owned by the Corporation.

                  2.3 Authorization of this Agreement.

         The execution, delivery and performance by the Corporation of this Agreement, the Option Agreement and the License Agreement, dated as of __________, 19__, (the Option Agreement and the aforesaid License Agreement are referred to herein collectively as the "Related Agreements") and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Corporation. This Agreement and the Related Agreements have been duly executed and delivered by the Corporation and constitute valid and binding obligations of the Corporation, enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and the Related Agreements and compliance with the provisions hereof and thereof by the Corporation, will not:

                           (a)  violate any provision of law, statute,
ordinance, rule or regulation of any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body;

                           (b)  conflict with or result in any breach of any of
the terms, conditions or provisions of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Corporation or any Subsidiary is a party or under which the Corporation or any Subsidiary or any of its assets is bound or affected, (ii) the Corporation's (or any Subsidiary's) Certificate of Incorporation, or (iii) the By-Laws of the Corporation or any Subsidiary; or

                           (c)  result in the creation of any lien, security
interest, charge or encumbrance upon any of the properties or assets of the Corporation or any Subsidiary.

                  2.4 Authorization of the Shares. The issuance, sale and delivery of the Shares to the Investor have been duly authorized by all requisite action of the Corporation, and the Shares are authorized, validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

                  2.5 Consents and Approvals. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body (other than filings required to be made under applicable federal and state securities laws, which have been made) or any third party is required for (a) the valid authorization, execution, delivery and performance by the Corporation of this Agreement and the Related Agreements, or (b) the valid authorization, reservation, issuance, sale and delivery of the Shares by the Corporation to the Investor.

                  2.6  Business of Corporation.

                           (a)  Except as provided in Schedule 2.6(a) attached
hereto: (i) there are no actions, suits, arbitrations, claims, investigations or legal or administrative proceedings pending or, to the best of the Corporation's knowledge and belief, threatened, against the Corporation or any Subsidiary, whether at law or in equity, before or by any federal, state, municipal or other governmental department, commission, agency, instrumentality, or arbitrator, domestic or foreign; and (ii) there are no judgments, decrees, injunctions, orders or awards of any court, governmental department, commission, agency, instrumentality or arbitrator entered or existing against the Corporation or any Subsidiary or any of its assets or properties.

                           (b)  Schedule 2.6(b) lists each registration
statement, annual, quarterly or current report, proxy or information statement, or other document (including exhibits and all material incorporated by reference) (collectively, the "SEC Reports") filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1994. The Corporation has delivered to the Investor copies of the SEC Reports, other than exhibits and material incorporated by reference which have not been requested by the Investor. The SEC Reports as filed comply with the applicable requirements of the Act or the Exchange Act, as the case may be, and the rules and regulations thereunder, and as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Schedule 2.6(b), the Corporation has filed on a timely basis all SEC Reports required to be filed by it pursuant to the Act or the Exchange Act.


                           (c)  Except as set forth in Schedule 2.6(c) attached
hereto, since December 31, 1996, there has not been any material adverse change in the business, operations, properties, assets, condition or prospects of the Corporation or any Subsidiary or any event, condition or contingency that could reasonably be expected to result in such a material adverse change.

                  2.7 Securities Laws. Neither the Corporation nor anyone acting on its behalf has offered securities of the Corporation for sale to, or solicited any offers to buy the same from, or sold securities of the Corporation to, any person or organization, in any case so as to subject the Corporation, its promoters, directors or officers to any liability under the Act, the Exchange Act, or any state securities or "blue sky" law (collectively, the "Securities Laws"). The offer, sale and issuance of the Shares to the Investor hereunder is in compliance with the Securities Laws and is exempt from the registration requirements of the Act.

                  2.8 Investments in Other Entities. Except as disclosed in
Schedule 2.8 attached hereto, (a) neither the Corporation nor any Subsidiary has made any loan or advance to any person or entity which is outstanding on the date hereof, nor is it committed or obligated to make any such loan or advance, and (b) neither the Corporation nor any Subsidiary has owned or controlled and does not currently own or control, directly or indirectly, any subsidiaries and has never owned or controlled and does not currently own or control any capital stock or other ownership interest, directly or indirectly, in any corporation, association, partnership, trust, joint venture or other entity.

                  2.9 Licenses and Other Rights; Compliance with Laws. The Corporation or the Subsidiary, as the case may be, is in compliance under each franchise, permit, license and other rights and privileges necessary to permit them to own their respective properties and to conduct business as presently conducted, and the transactions contemplated by this Agreement and the Related Agreements will not cause a violation under any, of such franchises, permits, licenses and other rights and privileges.

                  2.10 Reliance; "Knowledge". The Corporation understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Investor. No representation or warranty by the Corporation in this Agreement or in any of the Related Agreements, and no written statement contained in any document, certificate or other writing delivered by the Corporation to the Investor contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.


         SECTION 3. Representations and Warranties of the Investor to the Corporation.

         The Investor represents and warrants to the Corporation as follows:

                           3.1.  Authority. The execution, delivery and
performance by the Investor of this Agreement and the Related Agreements has been duly authorized by all requisite corporate action by the Investor.

                           3.2 Authority; Organization. The Investor has full
power and authority to enter into and perform this Agreement and the Related Agreements in accordance with their respective terms. It is duly organized and validly existing under the laws of Switzerland.

                           3.3  No Conflict. Neither the execution and delivery
of this Agreement or the Related Agreements nor the consummation of the transactions contemplated hereby or thereby will constitute a violation of, or a default under, or conflict with, any term or provision of its organizational documents, or any material contract, commitment, indenture, lease or other agreement to which it is a party or by which it is bound.

                           3.4  Own Account. It is acquiring the Shares for its
own account, for investment and not with a view to the distribution thereof in violation of the Act.

                           3.5  Legend. It agrees that the Corporation may
place a legend on the stock certificates delivered hereunder stating that the Shares have not been registered under the Act and, therefore, cannot be offered, sold or transferred unless they are registered under the Act or an exemption from such registration is available.

                           3.6.  Financial Experience. It has (a) such knowledge
and experience in business and financial matters so as to enable it to understand and evaluate the risks of the Investor's investment in the Shares and form an investment decision with respect thereto, and (b) no need for liquidity in its investment in the Corporation and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.


         SECTION 4.  Covenants of the Corporation.

                  The Corporation covenants as follows:

                           4.1 Consents and Approvals. Except as necessary for
governmental notification purposes or to comply with applicable laws and regulations, and except as otherwise agreed to by the parties in writing, the parties agree to keep the existence of this Agreement and the Related Agreements, and the transactions contemplated hereby and thereby, strictly confidential. In the event that the Corporation is required by law to provide a copy of this Agreement or any Related Agreement to any third party, the Corporation shall ensure that such document is redacted, to the extent permitted by law, to eliminate all confidential information. The Investor shall have the right to review and approve each such document prior to its submission to a third party.

                           4.2   Inspections and Audits. The Corporation shall
permit the Investor, at the Investor's expense, to visit and inspect the Corporation's properties, to examine its books of account and records and to discuss the Corporation's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Corporation shall not be obligated pursuant to this Section 4.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

                           4.3  Removal of Legend.  The legend on the stock
certificates delivered hereunder which is referenced in Section 3.5 hereof shall be removed and the Corporation shall issue unlegended certificates to the Investor if the Investor provides the Corporation with an opinion of counsel to the Investor which is reasonably acceptable to the Corporation to the effect that such legend is no longer required or if the Investor has met or complied with the conditions for a permissible sale or transfer pursuant to Rule 144 under the Act (as such rule may be amended from time to time).

                           4.4  Preferred Stock.  In the event that (i) the
Corporation issues any class of preferred stock (other than that certain class of preferred stock denominated Series C-1 Junior Participating Cumulative Preferred Stock) and (ii) such issued preferred stock is publicly traded on a nationally recognized securities exchange, Investor shall have the right to make its XXXXXXXXXX investment in the Corporation contemplated by Section 1.1 in such preferred stock. This provision shall become null and void and of no further force and effect in the event the Corporation consummates any transaction resulting in a change of control of the Corporation.


         SECTION 5.  Covenants of the Investor.

         The Investor covenants as follows:

         5.1 Standstill. For the period beginning on the date hereof and ending xxxxxxxxxxxxx thereafter (the "Standstill Period"), unless it has obtained the prior written consent of the Corporation, the Investor shall not

                  (a) acquire, directly or indirectly, by purchase or otherwise, of record or beneficially, any voting securities of the Corporation, or rights or options to acquire voting securities of the Corporation, if after such acquisition (and giving effect to the exercise of any such rights or options) the Investor would own of record or beneficially in the aggregate more than XXXXXX (XXXXXX) of the voting securities of the Corporation (assuming the exercise of all outstanding rights or options to acquire voting securities) (the xxxxxxxxxx Limit"); provided, that notwithstanding the provisions of this
Section 5.1(a), if the number of shares of outstanding voting securities of the Corporation is reduced or if the aggregate ownership of the Investor is increased as a result of a recapitalization of the Corporation or as a result of any other action taken by the Corporation, the Investor will not be required to dispose of any of its holdings of voting securities even though such action resulted in the Investor's ownership exceeding the percentage of voting securities which the Investor would then be permitted to own. Except as otherwise provided above, if the Investor shall at any time during the Standstill Period own in the aggregate in excess of the maximum percentage of the voting securities at the time permitted by this Section 5.1(a), (i) the Investor shall sell as promptly as practicable under the circumstances sufficient voting securities so that after such sale the Investor shall not own in the aggregate more than the applicable maximum permitted percentage of voting securities, and (ii) the Investor shall refrain from voting on any matter as to which the holders of voting securities shall have the right to vote with respect to any voting securities held by the Investor in excess of the xxxxxxxxxxx Limit;

                  (b) "solicit" proxies with respect to voting securities under any circumstances or become a "participant" in any "election contest" relating to the election of directors of the Corporation, as such terms are defined in Regulation 14A under the Exchange Act; deposit any voting securities in a voting trust or subject them to a voting agreement or other agreement of similar effect;

                  (c) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals at any time, or induce or attempt to induce any other person to initiate any stockholder proposal; or

                  (d) take any action individually or jointly with any partnership, limited partnership, syndicate, or other group in taking any action it could not take individually under the terms of this Agreement;

provided, however, that the restrictions contained in this Section 5.1 shall not apply if (i) any third party or group makes a tender offer or exchange offer for xxxxxxxxxx or more of the voting securities of the Corporation or acquires xxxxxxxxxx or more of the voting securities of the Corporation or (ii) the Corporation enters into negotiations with any third party or group concerning acquisition of the Corporation.


         SECTION 6.  Expenses.

         Except as specified in Section 9.7, the Investor and the Corporation shall each pay its own expenses in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.


         SECTION 7.  Brokers or Finders.

         The Corporation and the Investor each (a) represent and warrant to the other that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and the Related Agreements and (b) shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement and the Related Agreements asserted by any person on the basis of any statement or representation alleged to have been made by such Indemnifying Party (as defined below).


         SECTION 8.  Survival of Representations and Warranties.

         Notwithstanding any investigation made by the Investor, the representations and warranties of the Corporation shall survive the execution and delivery of this Agreement and the purchase and sale of the Shares hereunder.


         SECTION 9.  Registration.

                  9.1 Demand Registration. (a) From time to time, during the period from the date the Shares are issued and ending at such time as all Shares can be sold without restriction, including volume and manner of sale restrictions, under Rule 144 of the Act (as such rule may be amended from time to time), upon written demand (the "Demand") of the Investor, the Corporation shall prepare and file a registration statement with the Commission covering the registration, and shall use its best efforts to effect the prompt registration under the Act, of all of the Shares which the Investor requests to be registered in the Demand (the "Demand Registration"). In the case of an underwritten offering, the Investor shall specify the managing underwriter, which shall be selected by the Investor and approved by the Corporation, which approval will not be unreasonably withheld.

                  In connection with any offering of Shares registered pursuant to this Agreement, the Corporation shall (i) furnish the Investor, at the Corporation's expense, with unlegended certificates representing ownership of the Shares being sold in such denominations as the Investor shall request and
(ii) instruct the transfer agent and registrar of the Shares to release any stop transfer orders with respect to the Shares being sold.

                  (b) The Corporation may delay in filing of a Demand Registration for up to ninety (90) days after receipt of the Demand if it furnishes to the Investor a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors of the Corporation, it would be inadvisable for the Corporation and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement; provided, however, that the Corporation may not utilize this right more than once in any twelve
(12) month period.

                  9.2  Piggyback Registration.

                           (a) Request for Registration. If the Corporation
proposes at any time, during the period from the date the Shares are issued and ending at such time as all Shares can be sold without restriction, including volume and manner of sale restrictions, under Rule 144 of the Act (as such rule may be amended from time to time), to register (including for this purpose a registration effected by the Corporation for shareholders other than the Investor) any shares of its capital stock under the Act (other than in connection with the registration of shares of stock issuable pursuant to an employee stock option, stock purchase or similar plan), the Corporation shall give prompt written notice to the Investor of such proposed registration. Upon the written request of the Investor made within fifteen (15) days after receipt of such notice from the Corporation, the Corporation shall cause to be registered as part of the same registration statement, all of the Shares that the Investor has asked in such request to be registered, and the Corporation shall cause such registration to become and remain effective as provided in
Section 9.3.

                           (b)  Reduction in Offering.  In connection with an
underwritten offering where Piggy-Back Registration has been requested as provided in Section 9.2(a), the Corporation shall use its best efforts to cause all shares of stock requested to be included in such Piggy-Back Registration to be included as provided in Section 9.2(a). If the managing underwriter or underwriters of any such underwritten offering have informed, in writing, the Investor that it is their opinion that the total number of shares which the Corporation, the Investor and any other persons and/or entities participating in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then the number of shares to be offered for the account of all persons and/or entities, including the Investor, participating in such registration other than pursuant to demand registration rights shall be reduced or limited (to zero (0) if necessary) pro rata in proportion to the respective number of shares to be registered by such persons and/or entities to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters.

                  9.3 Registration Obligations. Whenever the Corporation includes any Shares in a registration statement or similar document pursuant to this Agreement, the Corporation shall, as expeditiously as reasonably possible:

                           (a)  Prepare and file with the Commission a
registration statement with respect to the Shares, as well as any necessary amendments or supplements thereto and any prospectus forming a part thereof (all such documents together comprising the "Registration Statement"), and use its best efforts to cause such Registration Statement to become effective;

                           (b)  Notify the Investor, promptly after the
Corporation receives notice thereof, of the effective date of the Registration Statement, or if any amendment or supplement to the Registration Statement is filed, the date of such filing;

                           (c)  Notify the Investor promptly of any request by
the Commission for additional information or an amendment or supplement to the Registration Statement;

                           (d)  Advise the Investor of any order by the
Commission suspending the effectiveness of the Registration Statement and of the initiation or threat of any proceeding for that purpose, and use its best efforts to prevent the issuance of any stop order and to promptly obtain its withdrawal if such stop order is issued;

                           (e)  Prepare and file with the Commission such
amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the earlier of (i) the sale by the Investor of all of the Shares registered under such Registration Statement, and (ii) two (2) years after the effective date thereof, and comply with the provisions of the Act during such period with respect to the disposition of all securities covered by the Registration Statement;

                           (f)  Provide the Investor with copies of the
Registration Statement (including preliminary prospectuses) in conformity with the requirements of the Act and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Shares;

                           (g)  Use its best efforts to register and qualify the
Shares under the securities and blue sky laws of those jurisdictions selected by the Investor or any underwriter, and take any other action reasonably necessary or advisable to enable Investor to sell the Shares in such jurisdictions; provided, however, that the Corporation shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                           (h)  Notify the Investor of the occurrence of any
event, the result of which is to cause the Registration Statement to contain an untrue statement of a material fact or to omit to state any material fact required to be reported therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at the request of the Investor, prepare a supplement or amendment to the Registration Statement which shall correct such untrue statement or eliminate such omission;

                           (i)  Cause the registered Shares to be listed or
approved for trading on each securities exchange or through any facility on which similar securities issued by the Corporation are then listed or traded;

                           (j)  Provide a transfer agent and registrar for the
registered Shares not later than the effective date of the Registration
Statement;

                           (k)  In the event of an underwritten public offering,
enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as the Investor or the underwriters, may reasonably request in order to expedite or facilitate the sale of the Shares;

                           (l)  Make available for inspection by the Investor,
any participating underwriter, attorney, accountant or other agent retained by the Investor or such underwriter, all financial and other records and pertinent corporate documents of the Corporation, and cause the Corporation's officers, directors and employees to supply all information reasonably requested by the Investor, the underwriter, attorney, accountant or agent in connection with the Registration Statement;

                           (m)  Use its best efforts to obtain cold comfort
letters from the Corporation's independent public accountants, in customary form and covering such matters of the type customarily covered by cold comfort letters, as the Investor may reasonably request; and

                           (n)  Use its best efforts to cause counsel to the
Corporation to provide legal opinions reasonably requested by the Investor in connection with the Registration Statement.

                  9.4 Reports. The Corporation shall at all times timely file all information and reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder. Upon request, the Corporation shall deliver to the Investor a written statement as to whether it has complied with such requirements, and the Corporation shall take such further action as the Investor may reasonably request, to enable the Investor to be eligible to sell restricted securities pursuant to Rule 144 under the Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission.

                  9.5 Underwritten Offering. In the event of an underwritten public offering conducted pursuant to Section 9.1 or 9.2 hereof, the Investor shall (together with the Corporation) enter into an underwriting agreement in customary form. If the registration of which the Corporation gives written notice pursuant to Section 9.2 is for a registered public offering involving an underwriting, the Corporation shall so advise the Investor as part of such written notice, and shall include in such underwritten offering upon the same terms (including the method of distribution) as such underwritten offering all of the Shares that the Investor has asked to be included in the Investor's request made pursuant to Section 9.2.

                  9.6 Indemnification. The Corporation shall indemnify and hold harmless the Investor, the officers and directors of the Investor, and each underwriter of Shares sold by the Investor pursuant to Section 9.1 and 9.2 of this Agreement (and any person who controls the Investor or the underwriter within the meaning of Section 15 of the Act) against all claims, losses, damages, liabilities and expenses (including reasonable attorneys' fees) arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any related prospectus, notification or similar document, or from any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a "Misstatement or Omission") except insofar as such Misstatement or Omission is based on information furnished in writing to the Corporation by the Investor expressly for use therein, and used in accordance with such writing. The Investor, shall furnish the Corporation with such information concerning the Investor and the intended method of disposition of the Shares as shall be necessary to effect the registration of the Shares pursuant to Section 9.1 or 9.2 of this Agreement. In the event that the Shares are registered pursuant to this Agreement, the Investor shall indemnify and hold harmless the Corporation, its officers and directors and each of its underwriters (and any person who controls the Corporation or such underwriters within the meaning of Section 15 of the Act) against all claims, losses, damages, liabilities and expenses (including reasonable attorneys' fees) arising out of or based on any Misstatement or Omission, but only insofar as such Misstatement or Omission is based on information furnished in writing to the Corporation by the Investor expressly for use in connection with such registration, and used in accordance with such writing. In no event shall the liability of the Investor under this Section 9.6 be greater in amount than the dollar amount of the proceeds received by the Investor upon the sale of the Shares giving rise to such indemnification obligation.

                  9.7 Expenses. The Corporation shall pay all of the expenses in connection with any registration of any or all of the Shares pursuant to this Agreement (including registrations effected pursuant to Section 9.1 and 9.2 hereof), including in each case, without limitation, all registration and filing fees, fees and expenses required by state securities and blue sky laws, legal, and accountant fees and disbursements, printing, messenger and delivery expenses, and fees and expenses of any other person retained by the Corporation, but excluding any underwriting discounts and commissions applicable to the Shares. The Investor's attorney fees, if any, will be borne by the Investor.

                  9.8 Shares. As used in this Section 9, the term "Shares" shall include any Common Stock of the Corporation purchased hereunder and any Common Stock of the Corporation acquired as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock purchased hereunder.

         SECTION 10.  Indemnification.

                  (a) Indemnification. The Corporation shall indemnify, defend and hold the Investor harmless against any and all claims, losses, damages, liabilities and expenses (including reasonable attorneys' fees) arising out of or based on the untruth, inaccuracy or breach of any statements, representations, warranties or covenants of the Corporation contained herein.

                  (b) Indemnification Procedure. Any party (the "Indemnified Party") that may be entitled to indemnification under Section 7, 9.6 or 10(a) shall give notice to the party obligated to indemnify ("Indemnifying Party") reasonably promptly after the assertion by a third party of a claim against the Indemnified Party in respect of which the Indemnified Party intends to seek indemnification, but the delay in notifying the Indemnifying Party shall not relieve it of any obligations hereunder except to the extent that such delay adversely affects the ability of the Indemnifying Party to conduct the defense of such claim. The Indemnified Party shall be entitled to participate in such defense, but shall not be entitled to indemnification with respect to the expenses of such defense incurred after the date the Indemnifying Party shall have assumed the defense of the claim with counsel satisfactory to the Indemnified Party. The Indemnifying Party may not settle any claim without the consent of the Indemnified Party (which consent shall not be unreasonably withheld). If notice is given to an Indemnifying Party of the assertion by a third party of a claim against the Indemnified Party and the Indemnifying Party does not, within ten (10) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party may, at the Indemnifying Party's expense, select counsel to defend such claim, and defend such claim in such manner as it may deem appropriate, and the Indemnifying Party shall be bound by any determination made with respect to such claim or any compromise or settlement thereof effected by the Indemnified Party. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a claim may adversely affect it other than as a result of monetary damages, such Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such claim, but the Indemnifying Party shall not be bound by any determination of a claim so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

         SECTION 11.  Successors and Assigns.

         Unless consent in writing is first obtained from the other party, such consent not to be unreasonably withheld, this Agreement and the rights and obligations contained herein shall not be assignable by either party hereto, except to a successor to all or substantially all of its pharmaceutical/biotechnology business. Any attempted assignment in contravention of the foregoing shall be void. Notwithstanding the foregoing, the parties agree that the Investor shall have the right to assign this Agreement to an affiliate without the Corporation's consent. Any permitted assigns shall assume all obligations of its assignor under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         SECTION 12.  Entire Agreement.

         This Agreement and the Related Agreements constitute the entire understanding between the parties with respect to the subject matter hereof and supersede and replace all previous negotiations, understandings and representations whether written or oral. This Agreement shall not be modified, altered or amended except by a written document signed on behalf of both parties hereto.

         SECTION 13.  Notices.

         13.1 Notice. Any notice or other communication required or permitted to be given or made hereunder shall be in writing in the English language and shall be deemed to have been duly given if sent by registered air mail (return receipt requested), facsimile letter or delivered by hand to the party to whom such notice or communication is required or permitted to be given. Any such notice or other communication, if mailed, shall be considered given or made when mailed, as evidenced by the postmark at point of mailing. If sent by facsimile letter such notice shall be deemed to have been given on the date that it is sent; provided, that a confirmatory copy of the facsimile letter is mailed on the same day as the facsimile letter is sent to the receiving party. If delivered by hand, any such notice or communication shall be considered given when delivered.

         13.2 Notices to Corporation. All notices to the Corporation shall be addressed as follows:

                           T Cell Sciences, Inc.
                           119 Fourth Avenue
                           Needham, MA 02194
                           U.S.A.
                           Facsimile:       XXXXXX
                           Attention:       XXXXXX

         13.3 Notice to Investor. All notices to the Investor shall be addressed as follows:

                           Novartis Pharma AG
                           Lichstrasse 35
                           Post Office Box
                           CH-4002 Basel
                           Switzerland
                           Facsimile:       XXXXXX
                           Attention:       XXXXXX

                  With a copy to:

                           Novartis Pharma AG
                           Lichstrasse 35
                           Post Office Box
                           CH-4002 Basel
                           Switzerland
                           Facsimile:       XXXXXX
                           Attention:       XXXXXX


         13.4 Change Address. Either party may change the address to which notices and other communications to it are to be given by notice as provided herein.

         SECTION 14.  Amendments.

         No provision of this Agreement may be amended, modified or waived, except by a writing signed by authorized representatives of both parties.

         SECTION 15.  Counterparts.

         This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 16.  Headings.

         The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         SECTION 17.  Nouns and Pronouns.

         Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

         SECTION 18.  Severability.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 19.  Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            T CELL SCIENCES, INC.



                                            By:    _________________________

                                            Name:  _________________________

                                            Title: _________________________


                                            NOVARTIS PHARMA AG



                                            By:    ________________________

                                            Name:  ________________________

                                            Title: ________________________



                                            By:    ________________________

                                            Name:  ________________________

                                            Title: ________________________